                     AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

                     CLUCKER'S WOOD ROASTED CHICKEN, INC.;

                          PARADISE ACQUISITION CORP.;

                        CHART HOUSE ENTERPRISES, INC.;

                                      AND

                             PARADISE BAKERY, INC.

                           DATED AS OF JULY 7, 1995

                               TABLE OF CONTENTS
                               -----------------

                                                           PAGE
                                                           ----
     1.   Recitals and Definitions..........................  1

     2.   The Merger and Reorganization.....................  7
          (a)  Deposit of Funds.............................  7
          (b)  The Merger...................................  7
          (c)  Conversion of Shares.........................  8
          (d)  Closing......................................  9
          (e)  Deliveries at Closing........................ 10

     3.   Representations and Warranties of Chart House and
          Paradise.......................................... 10
          (a)  Organization, Standing and Power............. 10
          (b)  Capitalization............................... 10
          (c)  Authorization of Transaction................. 11
          (d)  Noncontravention............................. 11
          (e)  Subsidiaries................................. 11
          (f)  Paradise Financial Statements................ 12
          (g)  Events Subsequent to Most Recent Fiscal Year
               End.......................................... 12
          (h)  Undisclosed Liabilities...................... 12
          (i)  Tax Matters.................................. 12
          (j)  Title to Assets.............................. 13
          (k)  Tangible Assets.............................. 13
          (l)  Real Property................................ 13
          (m)  Intellectual Property........................ 14
          (n)  Real Property Leases......................... 15
          (o)  Contracts.................................... 16
          (p)  Notes and Accounts Receivable................ 17
          (q)  Powers of Attorney........................... 18
          (r)  Insurance.................................... 18
          (s)  Litigation................................... 18
          (t)  Employees.................................... 19
          (u)  Employee Benefits............................ 19
          (v)  Guaranties................................... 19
          (w)  Environment, Health, and Safety.............. 19
          (x)  Legal Compliance............................. 19
          (y)  Brokers' Fees................................ 20
          (z)  Disclosure................................... 20

     4.   Representations and Warranties of Chart House..... 20
          (a)  Organization and Standing.................... 21
          (b)  Authorization of Transaction................. 21
          (c)  Noncontravention............................. 21
          (d)  Securities Ownership......................... 21
          (e)  Certain Business Relationships with Paradise  22
          (f)  Disclosure................................... 22

                                                           PAGE
                                                           ----
     5.   Representations and Warranties of Clucker's and
          PAC............................................... 22
          (a)  Organization, Standing and Power............. 22
          (b)  Authorization of Transaction................. 22
          (c)  Noncontravention............................. 23
          (d)  Clucker's Financial Statements............... 23
          (e)  Brokers' Fees................................ 23
          (f)  Disclosure................................... 23

     6.   Pre-Closing Covenants............................. 24
          (a)  General...................................... 24
          (b)  Notices and Consents......................... 24
          (c)  Operation of Business........................ 24
          (d)  Preservation of Business..................... 24
          (e)  Full Access.................................. 25
          (f)  Notice of Developments....................... 25
          (g)  Exclusivity.................................. 25
          (h)  Employees.................................... 25
          (i)  Pre-Closing Inventory Writedown.............. 26

     7.   Conditions to Obligation to Close................. 26
          (a)  Conditions to Obligation of Clucker's and
               PAC.......................................... 26
          (b)  Conditions to Obligations of Chart House and
               Paradise..................................... 28

     8.   Post-Closing Covenants............................ 29
          (a)  Post-Closing Covenants of Clucker's.......... 29
          (b)  Post-Closing Covenants of Chart House........ 29

     9.   Termination....................................... 30
          (a)  Termination of Agreement..................... 30
          (b)  Effect of Termination........................ 31

     10.  Indemnification................................... 31

     11.  Survival of Representations and Warranties........ 34

     12.  Miscellaneous..................................... 34
          (a)  Notices...................................... 34
          (b)  Further Assurances........................... 35
          (c)  Costs and Expenses........................... 35
          (d)  Time......................................... 36
          (e)  Entire Agreement............................. 36
          (f)  Amendment.................................... 36
          (g)  Assignment................................... 36
          (h)  Choice of Law................................ 36
          (i)  Headings..................................... 36
          (j)  Pronouns..................................... 36
          (k)  Number and Gender............................ 36
          (l)  Construction................................. 36

                                                           PAGE
                                                           ----
          (m)  Effect of Waiver............................. 36
          (n)  Severability................................. 37
          (o)  Enforcement.................................. 37
          (p)  Binding Nature............................... 39
          (q)  No Third-Party Beneficiaries................. 39
          (r)  Counterparts................................. 39

EXHIBITS
--------

Exhibit "A" - Agreement of Merger
Exhibit "B" - Joint Instructions
Exhibit "C" - Secured Promissory Note
Exhibit "D" - Pledge and Security Agreement
Exhibit "E" - Unconditional Guaranty of Payment
Exhibit "F" - Noncompetition Agreement

                     AGREEMENT AND PLAN OF REORGANIZATION
                     ------------------------------------


     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of the 7th day of July, 1995, by and among CLUCKER'S WOOD ROASTED CHICKEN, INC., a Florida corporation ("Clucker's"); PARADISE ACQUISITION CORP., a Florida corporation wholly owned by Clucker's ("PAC"); CHART HOUSE ENTERPRISES, INC., a Delaware corporation ("Chart House"), and PARADISE BAKERY, INC., a Delaware corporation wholly-owned by Chart House ("Paradise"). Clucker's, PAC, Chart House and Paradise, collectively, shall be referred to herein as the "Parties," and individually as a "Party."


                            R  E  C  I  T  A  L  S:
                            ----------------------

     A. Each of the Boards of Directors of Clucker's, PAC, Chart House and Paradise have approved the acquisition of Paradise by Clucker's.

     B. Each of the Boards of Directors of Clucker's, PAC, Chart House and Paradise have approved the proposed merger, on the terms and conditions set forth in this Agreement, of PAC into Paradise (the "Merger") in accordance with an Agreement of Merger (the "Merger Agreement") in substantially the form of Exhibit "A" attached hereto and made a part hereof, which states, among other things, the manner and basis of converting the issued and outstanding shares of the common stock, $.01 par value per share, of PAC ("PAC Common Stock") into shares of the common stock, $.01 par value per share, of Paradise ("Paradise Common Stock").


                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

     1.   RECITALS AND DEFINITIONS.

          (a) The foregoing recitals are true and correct, and are incorporated herein and made a part hereof.

          (b) For purposes of this Agreement, the terms set forth below shall have the following meanings:

          "Adverse Consequences" means all adverse charges, com plaints, notices, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including all attorneys' fees and court costs, in any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before an arbitrator.

          "Affiliate" has the meaning thereof set forth in the regulations promulgated under the Securities Exchange Act.

          "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

          "Chart House" has the meaning set forth in the preface above.

          "Cancelled Shares" has the meaning set forth in (S)2(c) below.

          "Cash Current Assets" means the sum of cash and accounts receivable reflected on a balance sheet for Paradise prepared in accordance with GAAP.

          "Cash Current Liabilities" means the sum of accounts payable and other accrued liabilities, less the amount of the noncash item with respect to voluntary disability plan withholding from the employees of Paradise, reflected on a balance sheet for Paradise prepared in accordance with GAAP.

          "Cash Payment" has the meaning set forth in (S)2(c) below.

          "Cash Working Capital" means Cash Current Assets minus Cash Current Liabilities.

          "Closing" has the meaning set forth in (S)2(d) below.

          "Closing Date" has the meaning set forth in (S)2(d) below.

          "Clucker's" has the meaning set forth in the preface above.

          "Clucker's Financial Statements" has the meaning set forth in (S)5(d) below.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Delaware Secretary of State" has the meaning set forth in (S)2(b) below.

          "Deposit" has the meaning set forth in (S)2(a) below.

          "Disclosure Schedule" has the meaning set forth in (S)3 below.

          "Effective Date" has the meaning set forth in (S)2(b) below.

          "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

          "Employee Pension Benefit Plan" has the meaning set forth in ERISA
(S)3(2).

          "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
(S)3(1).

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Extremely Hazardous Substance" has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

          "Florida Secretary of State" has the meaning set forth in (S)2(b) below.

          "Founders" means Founders Venture, Inc., a Delaware corporation.

          "Founders' Definitive Agreement" has the meaning set forth in (S)2(c) below.

          "Founders' Sanwa Loan" has the meaning set forth in (S)7(b)(6) below.

          "Franchisee Notes" has the meaning set forth in (S)2(c) below.

          "GAAP" means United States generally accepted accounting principles as in effect from time to time.

          "Indemnification Event" means any of the following:

          (1) any Liability incurred, other than in the Ordinary Course of Business, by Paradise that is not set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) or otherwise disclosed in this Agreement or in the Disclosure Schedule, including but not limited to any claim by any employee of Paradise or by any landlord of Paradise with respect to a monetary default, in each case, arising from the operations of Paradise prior to the Closing Date. Notwithstanding anything in this Agreement to the contrary, an "Indemnification Event" shall not include (i) any landlord claim with respect to a non-monetary default or any other claim, except franchisee claims (which are specifically provided for in (S)10(a)(8) of this Agreement), arising after the Closing Date from the operations of Paradise prior to the Closing Date that is not covered (without regard to any deductibles or co-insurance requirements) under the insurance coverages maintained by Chart House as disclosed in the Disclosure Schedule, as to which none of the directors or officers of either Paradise or Chart House had Knowledge prior to or on the Closing Date or (ii) any Liability arising out of an event or occurrence that is disclosed in this Agreement or the Disclosure Schedule, except as otherwise specifically provided in (S)10(a)(7) of this Agreement.

          (2) any expense incurred, other than in the Ordinary Course of Business, by Paradise that should have been recorded as an expense in the Most Recent Financial Statements in accordance with GAAP that was not so recorded, including expenses in connection with any claim by any employee of Paradise or by any landlord of Paradise with respect to a monetary default, in each case arising from the operations of Paradise prior to the Closing Date. Notwithstanding anything in this Agreement to the contrary, an "Indemnification Event" shall not include (i) expenses in connection with any landlord claim with respect to a non-monetary default or any other claim, except franchisee claims (which are specifically provided for in (S)10(a)(8) of this Agreement), arising after the Closing Date from the operations of Paradise prior to the Closing Date that is not covered (without regard to any deductibles or co-insurance requirements) under the insurance coverages maintained by Chart House as disclosed in the Disclosure Schedule, as to which none of the directors or officers of either Paradise or Chart House had Knowledge prior to or on the Closing Date, unless a corresponding Liability or reserve is reflected on the face of the Most Recent Balance Sheet or (ii) any expense arising out of an event or occurrence that is disclosed in this Agreement or the Disclosure Schedule, except as otherwise specifically provided in (S)10(a)(7) of this Agreement.

          "Indemnitee" has the meaning set forth in (S)10(c) below.

          "Indemnitor" has the meaning set forth in (S)10(c) below.

          "Intellectual Property" means all (a) trademarks, service marks, trade dress, logos, trade names, and corporate names and registrations and applications for registration thereof, (b) copyrights and registrations and applications for registration thereof, (c) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), (d) other proprietary rights, and (e) copies and tangible embodiments thereof (in whatever form or medium).

          "Knowledge" means actual knowledge of any of the current directors or officers of the designated corporate entity after reasonable investigation.

          "Law(s)" means any statute, regulation, rule, judgment, ordinance, order, decree, stipulation, injunction, charge, or other restrictions of any federal, state, or local government, governmental agency, or court.

          "Liability" means any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

          "Material Adverse Effect" means an adverse effect of $25,000 or more upon the business, operations, properties, assets or condition (financial or otherwise) of Paradise. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

          "Merger" means the merger of PAC into Paradise.

          "Merger Agreement" means the Agreement of Merger between PAC and Paradise pursuant to which PAC will be merged into Paradise.

          "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

          "Most Recent Financial Statements" has the meaning set forth in
(S)3(f) below.

          "Most Recent Fiscal Month End" has the meaning set forth in (S)3(f) below.

          "Most Recent Fiscal Year End" has the meaning set forth in (S)3(f) below.

          "Multiemployer Plan" has the meaning set forth in ERISA (S)3(37).

          "Note" has the meaning set forth in (S)2(c) below.

          "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

          "PAC" has the meaning set forth in the preface above.

          "PAC Common Stock" means the common stock, $.01 par value per share, of PAC.

          "Paradise" has the meaning set forth in the preface above.

          "Paradise Common Stock" means the common stock, $.01 par value per share, of Paradise.

          "Paradise Financial Statements" has the meaning set forth in (S)3(f) below.

          "Pledge Agreement" has the meaning set forth in (S)2(c) below.

          "POP" means Piece of Paradise, Inc., a California corporation.

          "Prospective Employees" has the meaning set forth in (S)6(h) below.

          "Reportable Event" has the meaning set forth in ERISA Sec. 4043.

          "Santa Ana Reimbursement" has the meaning set forth in (S)2(c) below.

          "SBBC" means Solana Beach Baking Company, a wholly-owned subsidiary of Chart House.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securities Exchange Act" means the Securities Exchange Act of 1934.

          "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien, other than (a) construction, mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable,
(c) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, (d) liens arising in connection with sales of foreign receivables, (e) liens on goods in transit incurred pursuant to documentary letters of credit, (f) purchase money liens and liens securing rental payments under capital lease arrangements, and (g) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

          "Subsidiary" means any corporation with respect to which another specified corporation has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

          "Tax" means any federal, state, local, or foreign income, gross receipts, capital stock, franchise, profits, withholding, social security, unemployment, disability, Real Property, personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated, or other tax, including any interest, penalty, or addition thereto, whether disputed or not.

          "Third-Party Claim" has the meaning set forth in (S)10(c).

     2.   THE MERGER AND REORGANIZATION.

          (a) DEPOSIT OF FUNDS. Prior to the execution hereof, Clucker's has delivered to Chart House's attorneys, Allen, Matkins, Leck, Gamble & Mallory, as escrow agent, the amount of $100,000 (together with accrued interest thereon, the "Deposit") to be held in escrow in a separate interest-bearing account pursuant to the terms of Joint Instructions dated May 25, 1995, a copy of which is attached hereto as Exhibit "B." The Deposit shall be credited against the cash payment required to be paid by Clucker's to Chart House pursuant to Section 2(c) hereof and which amount shall be returned by Chart House to Clucker's only in accordance with the provisions contained in Section 9(b) hereof.

          (b) THE MERGER. Upon the terms and subject to the conditions of this Agreement and the Merger Agreement, PAC shall be merged into Paradise pursuant to the Merger Agreement, and the separate existence of PAC shall cease and Paradise shall be the surviving corporation in the Merger. The Merger shall be consummated when a properly executed Certificate of Merger is filed in accordance with the Delaware General Corporation Law with the Secretary of State of the State of Delaware (the "Delaware

Secretary of State") and properly executed Articles of Merger are filed in accordance with the Florida Business Corporation Act with the Secretary of State of the State of Florida (the "Florida Secretary of State"). When used in this Agreement, the term "Effective Date" shall mean the date on which the Certificate of Merger is filed with the Delaware Secretary of State and the Articles of Merger are filed with the Florida Secretary of State.

          (c) CONVERSION OF SHARES. As specified in the Merger Agreement, on the Effective Date, by virtue of the Merger and without any further action on the part of any of the Parties, (a) each share of PAC Common Stock outstanding on the Effective Date shall, by virtue of the Merger and without any action on the part of Clucker's, continue without change as a share of the common stock of the surviving corporation, and (b) all of the outstanding shares of Paradise Common Stock owned by Chart House immediately prior to the Merger (the "Cancelled Shares") shall be cancelled, shall cease to exist and shall be converted into the right to receive (x) cash (the "Cash Payment") in the amount of $5,080,000, which sum includes the amount of the Deposit on the Effective Date and reflects a credit to Clucker's of $20,000 for inventory writedowns taken or to be taken from the amount reflected on the Most Recent Balance Sheet pursuant to the mutual agreement of Clucker's and Chart House; (y) a promissory note (the "Note") from Paradise in substantially the form of Exhibit "C" attached hereto and made a part hereof in an original principal amount equal to the aggregate unpaid principal balance at the Effective Date of those certain purchase-money notes from certain franchisees to Paradise (the "Franchisee Notes"), which are expected to have an aggregate remaining principal balance of approximately $1,500,000 at the Effective Date (if, prior to the Closing Date, Paradise has repurchased the franchisee store located in West Covina, California, from POP, then the original principal amount of the Note shall also include an amount equal to $150,000 in lieu of the amounts owed by POP to Paradise), which Note is to be secured by the Pledge and Security Agreement (the "Pledge Agreement") in substantially the form attached hereto as Exhibit "D" and guaranteed by Clucker's pursuant to an Unconditional Guaranty of Payment substantially in the form of Exhibit "E" attached hereto and made a part hereof (the "Guaranty"); and (z) reimbursement by Clucker's to Chart House of up to $125,000 of the costs incurred in connection with the remodeling of Paradise's Santa Ana location (the "Santa Ana Reimbursement"), subject to Clucker's receipt of documentation reasonably satisfactory to it evidencing the payment by Chart House or Paradise of such costs.

     If, at the Closing Date, Paradise's Cash Working Capital as of the end of the month ending on the Closing Date, if the Closing Date is the last day of a month, or as of the end of the month immediately preceding the Closing Date, if the Closing Date is a day other than the last day of a month, is more than $50,000 or less than $30,000 then the Cash Payment shall be increased by the excess, or decreased by the amount of the deficit, as the case may be.

     The Note shall (a) bear interest at the rate of 9.5% simple interest per annum, which Chart House represents to be equal to or less than the minimum blended interest rate payable pursuant to the Franchisee Notes; (b) be payable interest only for the first three years; (c) be payable thereafter in 8 equal quarterly payments of principal and interest; (d) be prepayable in whole or in part at any time without penalty; (e) be secured by the Franchisee Notes; and
(f) require, to the extent that Clucker's or Paradise receives any cash principal payment on any of the Franchisee Notes, a mandatory prepayment of a like amount of principal on the Note within 10 business days after such receipt; provided, however, that, if Clucker's enters into a definitive agreement to acquire Founders pursuant to the terms of that certain letter of intent between Clucker's, Founders and Founders' shareholders dated May 26, 1995 (the "Founders' Definitive Agreement"), and then acquires Founders, Paradise shall make mandatory principal prepayments on the Note in the same amounts and on the same payment dates as Founders would have had to make principal payments on the Franchisee Note from Founders; and provided further, however, that, if Clucker's or Paradise acquires, during the term of the Note, any other Paradise franchisee that is an obligor on a Franchisee Note, Paradise shall make mandatory principal prepayments on the Note in the same amounts and on the same payment dates as such franchisee would have had to make principal payments on its Franchisee Note.

     Clucker's shall pay the Santa Ana Reimbursement to Chart House on December 29, 1995, in cash, by cashier's check or by wire transfer of funds. The amount of the Santa Ana Reimbursement actually paid shall be subject to offset, in whole or in part, by the aggregate amount, as of the scheduled date of payment, for which Clucker's is entitled to indemnification from Chart House pursuant to
Section 10 of this Agreement.

          (d) CLOSING. The Closing of the transactions contemplated herein (the "Closing") shall be held at the offices of Broad and Cassel, 201 S. Biscayne Boulevard, Suite 3000, Miami, Florida, on July 31, 1995, or no later than the fourth business day thereafter, beginning at 10:00 a.m. local time (the "Closing Date"), subject to extension of such closing timeframe for two successive periods of one month each upon the mutual consent of Clucker's and Chart House, which consent shall not be unreasonably withheld, or at such later time as Clucker's and Chart House shall agree. A pre-closing shall be held on the business day immediately preceding the Closing Date at the same location and beginning at 10:00 a.m. local time. Subject to the provisions of the Merger Agreement, as part of the Closing, a fully executed Certificate of Merger shall be filed with the Delaware Secretary of State and fully executed Articles of Merger shall be filed with the Florida Secretary of State both on the Closing Date with an effective time and date of 12:01 a.m. on the Closing Date.

          (e) DELIVERIES AT CLOSING. The Parties shall execute and deliver to each other such documents, certificates, agreements and other writings and take such other actions as may be required to effect, evidence or implement the transactions contemplated herein. To effect the payment and delivery of the Cash Payment and the Note, the Parties on the Closing Date shall deliver the following:

               (1) DELIVERIES BY CHART HOUSE. Chart House shall deliver to Clucker's stock certificates of Paradise representing the Cancelled Shares with each such certificate marked "cancelled."

               (2) DELIVERIES BY CLUCKER'S AND PARADISE. Clucker's shall deliver to Chart House the Cash Payment and the Guaranty, and Paradise shall execute and deliver to Chart House the Note and the Pledge Agreement.

     3. REPRESENTATIONS AND WARRANTIES OF CHART HOUSE AND PARADISE. Chart House and Paradise jointly and severally represent and warrant to Clucker's and PAC that the statements contained in this (S)3 are correct and complete as of the date of this Agreement, will remain correct and complete from the date of this Agreement until the Closing Date and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this (S)3), except as set forth in the disclosure schedule accompanying this Agreement (the "Disclosure Schedule"). This portion of the Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this (S)3 and will be delivered at the time of execution and delivery of this Agreement. Disclosure of a particular contract, matter or item in one numbered paragraph of the Disclosure Schedule shall be sufficient disclosure of the particular contract, matter or item for purposes of all of the representations contained in this Section and the particular contract, matter or item need not be repeated in each separate subsection of the Disclosure Schedule.

          (a) ORGANIZATION, STANDING AND POWER. Paradise is a corporation duly organized, validly existing and in good standing under the Laws of Delaware and is in good standing and qualified to do business under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification, including but not limited to Arizona; California; Colorado; Hawaii; Oklahoma; Oregon; Texas; and Washington. Paradise has the corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned, leased and used by it. True, complete and correct copies of Paradise's Certificate of Incorporation and Bylaws, as amended, have been previously provided to Clucker's.

          (b) CAPITALIZATION. The authorized capitalization of Paradise consists of 10,000 shares of common stock, $.01 par value per share, of which 1,000 shares are outstanding at the date of this Agreement. All outstanding shares have been duly authorized, validly issued, and are fully paid and non-assessable. All such shares were issued in compliance with applicable federal and state securities law. Except as set forth in (S)3(b) of the Disclosure Schedule, there are no outstanding or presently authorized securities, warrants, preemptive rights, subscription rights, options or related commitments or agreements of any nature to issue any of Paradise's securities. The holder of the outstanding shares will have no appraisal or dissenters' rights in connection with the transactions contemplated by this Agreement.

          (c) AUTHORIZATION OF TRANSACTION. Paradise has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the Board of Directors of Paradise has duly authorized the execution, delivery, and performance of this Agreement by Paradise. This Agreement constitutes the valid and legally binding obligation of Paradise, enforceable in accordance with its terms and conditions, subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights and remedies of creditors generally and (ii) general principles of equity.

          (d) NONCONTRAVENTION. Other than notices and/or consents and approvals required to be made under bank credit agree ments, note agreements, leases and contracts, each of which Chart House and Paradise will use their respective best efforts to obtain prior to the Closing, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any Law to which Paradise is subject or any provision of the Certificate of Incorporation or Bylaws of Paradise or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which Paradise is a party or by which it is bound or to which any of its assets is subject, or result in the imposition of any Security Interest upon any of its assets, except in each such case where such violation, conflict, breach, default, acceleration, termination, modification, cancellation or other applicable event would not have a Material Adverse Effect. Paradise need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency to consummate the transactions contemplated by this Agreement.

          (e) SUBSIDIARIES. Paradise does not have any Subsidiaries and does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, trust, or other business association that is not a

Subsidiary, except as set forth in (S)3(e) of the Disclosure Schedule.

          (f) PARADISE FINANCIAL STATEMENTS. Attached hereto as (S)3(f) of the Disclosure Schedule are the following financial statements of Paradise (collectively the "Paradise Financial Statements"): (i) audited balance sheets and statements of income, changes in stockholders' equity, and cash flows as of and for the fiscal year ended December 31, 1994 (the "Most Recent Fiscal Year End"); and (ii) unaudited balance sheets and statements of income (the "Most Recent Financial Statements") as of and for the four months ended April 30, 1995 (the "Most Recent Fiscal Month End"). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, are correct and complete, and are consistent with the books and records of Paradise (which books and records are correct and complete in all material respects); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material) and lack footnotes and other presentation items.

          (g) EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Since the Most Recent Fiscal Year End, there has not been any change in the assets, Liabilities, business, financial condition, operations or results of operations of Paradise taken as a whole, except as disclosed in (S)3(g) of the Disclosure Schedule, that, either individually or together with other changes, has caused a Material Adverse Effect.

          (h) UNDISCLOSED LIABILITIES. To the Knowledge of any of the directors and officers of either Paradise or Chart House, except as set forth in
(S)3(h) of the Disclosure Schedule, Paradise has no Liability (and there is no Basis for any present or future Adverse Consequence against Paradise giving rise to any Liability) that would constitute a Material Adverse Effect, except for
(i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto), (ii) Liabilities that have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of Law or arose out of any Adverse Consequence) and (iii) Liabilities disclosed in the footnotes to Paradise's audited financial state ments as of the Most Recent Fiscal Year End and for the period then ended.

          (i)  TAX MATTERS.

               (1) Paradise has filed all Tax reports and returns that it is required to file. All such reports and returns were correct and complete in all material respects. All Taxes owed by Paradise (whether or not shown on any report or return) have been paid. Paradise currently is not the beneficiary of any extension of time within which to file any report or return. Since

January 1, 1990, Paradise has not received notice of any claim by an authority in a jurisdiction where Paradise does not file reports and returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of Paradise that arose in connection with any failure (or alleged failure) to pay any Tax.

               (2) Paradise has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any "employee," as defined in the applicable tax statute.

               (3) There is no dispute or claim concerning any Tax Liability of Paradise either (A) claimed or raised by any authority in writing or (B) as to which any of the directors and officers of either Paradise or Chart House responsible for Tax matters of Paradise has Knowledge based upon personal contact with any agent of such authority. Paradise has delivered to Clucker's correct and complete copies of all income Tax returns, examination reports, and statements of deficiencies assessed against or agreed to by Paradise since December 31, 1989.

               (4) Paradise has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

               (5) The unpaid Taxes of Paradise, except for payroll taxes accrued in the Ordinary Course of Business, do not exceed, by an amount that would constitute a Material Adverse Effect, the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto), as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Paradise in filing its Tax returns.

          (j) TITLE TO ASSETS. Paradise has good and marketable, except where there would not be a Material Adverse Effect, title to all of its assets, free and clear of any Security Interest, except as otherwise described in (S)3(j) of the Disclosure Schedule.

          (k) TANGIBLE ASSETS. Paradise owns or leases all material tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted.

          (l)  REAL PROPERTY.  Paradise does not own any real property.

          (m)  INTELLECTUAL PROPERTY.

               (1) Paradise owns all Intellectual Property necessary for the operation of its business as presently conducted and as presently proposed to be conducted.

               (2) Since January 1, 1992, to the Knowledge of any of the directors and officers of either Paradise or Chart House with responsibility for Intellectual Property matters of Paradise, Paradise has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, except in each instance where such activity did not constitute a Material Adverse Effect, and none of the directors and officers and employees with responsibility for Intellectual Property matters of Paradise has ever received any Adverse Consequence alleging any such interference, infringement, misappropriation, or violation. Since January 1, 1992, to the Knowledge of any of the directors and officers of either Paradise or Chart House with responsibility for Intellectual Property matters of Paradise, no third party, including SBBC, has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Paradise.

               (3) (S)3(m) of the Disclosure Schedule identifies each currently effective registration that has been issued to Paradise with respect to any of its Intellectual Property, identifies each pending application for registration which Paradise has made with respect to any of its Intellectual Property, and identifies, other than franchise agreements, each license, agree ment, or other permission which Paradise has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). Paradise has delivered to Clucker's correct and complete copies of all such registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to Clucker's correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. With respect to each item of Intellectual Property that Paradise owns:

                    i) the item is not subject to any Adverse Consequence that would constitute a Material Adverse Effect;

                    ii) no Adverse Consequence is pending or, to the Knowledge of any of the directors and officers of either Paradise or Chart House with responsibility for Intellectual Property matters of Paradise, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                    iii) since January 1, 1992, to the Knowledge of any of the directors and officers of either Paradise or Chart House with responsibility for Intellectual Property matters of Paradise, Paradise has not agreed to indemnify any person or entity for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

               (4) Paradise does not use, pursuant to license, sublicense, agreement, or permission, any Intellectual Property that any third party owns.

          (n) REAL PROPERTY LEASES. (S)3(n) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to or by Paradise. Paradise has delivered to Clucker's correct and complete copies of the leases and subleases listed in (S)3(n) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in (S)3(n) of the Disclosure Schedule (other than those leases or subleases previously assigned by Paradise, as to which no representation is made except as to any written notice actually received by Paradise from a lessor or sublessor), except as otherwise disclosed therein:

               (1) the lease or sublease is legal, valid and binding and in full force and effect;

               (2)  there is no guarantee of the lease or sublease by Chart
House;

               (3) the lease or sublease will continue to be legal, valid and binding, and the terms and provisions that are deemed material by Clucker's, in the reasonable exercise of its sole discretion, of those leases and subleases identified in the Disclosure Schedule will not be altered as a result of the consummation of the transactions contemplated by this Agreement without the prior written consent of Clucker's, which consent shall not be unreasonably withheld;

               (4) no party to the lease or sublease is in breach or default in any material respect and, to the Knowledge of the directors and officers of either Paradise or Chart House with responsibility for real property leasing matters of Paradise, no event has occurred which, with notice or lapse of time, would constitute a breach or default in any material respect or permit termination, modification, or acceleration thereunder;

               (5) no party to the lease or sublease has repudiated such lease or sublease in any material respect;

               (6) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

               (7) with respect to each sublease, the representations and warranties set forth in subsections (1) through (6) above are true and correct with respect to the underlying lease;

               (8) Paradise has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

               (9) to the Knowledge of the directors and officers of either Paradise or Chart House with responsibility for real property leasing matters of Paradise, all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof, except where the lack of such approval would not constitute a Material Adverse Effect, and have been operated and maintained in accordance with applicable Laws in all material respects; and

               (10) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities without interruption in any material respect.

          (o) CONTRACTS. (S)3(o) of the Disclosure Schedule lists the following contracts, agreements, and other written arrangements to which Paradise is a party:

               (1)  any area development agreement or franchise agreement;

               (2) any written arrangement (or group of related written arrangements) for the lease of personal property from or to third parties providing for lease payments in excess of $5,000 per annum;

               (3) any written arrangement (or group of related written arrangements) for the purchase or sale of meat, produce, commodities, supplies, products, or other personal property or for the furnishing or receipt of services, that either calls for performance over a period of more than three months or involves more than the sum of $25,000; or

               (4) any written arrangement concerning a partnership or joint venture;

               (5) any written arrangement (or group of related written arrangements) under which it has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) involving more than $10,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

               (6) any written arrangement concerning confidentiality or noncompetition;

               (7) any written arrangement between Paradise, on the one hand, and Chart House or any of Chart House's other Affiliates, on the other hand, except for any credit agreement, note agreement or any other contractual arrangements terminating as of the Effective Date;

               (8) any written arrangement with any of its directors, officers, or employees in the nature of a collective bargaining agreement, employment agreement, or severance agreement;

               (9) any written arrangement under which the consequences of a default or termination could have a Material Adverse Effect, other than leases, subleases, area development agreements and franchise agreements; or

               (10) any other written arrangement (or group of related arrangements) either involving more than $25,000 or not entered into in the Ordinary Course of Business.

Paradise will deliver to Clucker's a correct and complete copy of each written arrangement listed in (S)3(o) of the Disclosure Schedule (as amended to date). With respect to each written arrangement so listed, to the Knowledge of any of the directors and officers of either Paradise or Chart House: (A) the written arrangement is legal, valid and binding, and in full force and effect; (B) the written arrangement, will continue to be legal, valid and binding, and the terms and provisions that are deemed material by Clucker's in the reasonable exercise of its sole discretion, of each such written arrangement will not be altered as a result of the consummation of the transactions contemplated by this Agreement without the prior written consent of Clucker's which consent shall not be unreasonably withheld; (C) no party is in breach or default in any material respect, and no event has occurred which, with notice or lapse of time, or both, would constitute a breach or default in any material respect or permit termination, modification, or acceleration, under the written arrangement; and
(D) no party has repudiated any material provision of the written arrangement. Paradise is not a party to any oral contract, agreement, or other arrangement which, if reduced to written form, would be required to be listed in (S)3(o) of the Disclosure Schedule under the terms of this (S)3(o).

          (p) NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of Paradise are reflected properly on their books and records in all material respects, are valid receivables subject to no set-offs or counterclaims known to Paradise or Chart House, are presently current and, except for the Franchise Note receivables and where there would not be a Material Adverse Effect, are collectible and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts reflected in the net amount of accounts receivable set forth on the face of the Most Recent Balance Sheet, as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Paradise.

          (q) POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of Paradise currently in effect.

          (r) INSURANCE. (S)3(r) of the Disclosure Schedule sets forth the following information with respect to each insurance policy currently in place (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which Paradise is a party, a named insured, or otherwise the beneficiary of coverage:

               (1)  the name, address, and telephone number of the agent;

               (2) the name of the insurer, the name of the policyholder, and the name of each covered insured;

               (3)  the policy number and the period of coverage;

               (4) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

               (5) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each insurance policy, to the Knowledge of any of the directors and officers of either Paradise or Chart House with responsibility for insurance matters of Paradise: (A) the policy is legal, valid and binding, and in full force and effect; (B) neither Paradise nor any other party is in breach or default in any material respect (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time or both, would constitute such a breach or default in any material respect or permit termination, modifica tion, or acceleration, under the policy; and (C) no party to the policy has repudiated any provision thereof. Since January 1, 1990, Paradise has been continuously covered by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. (S)3(r) of the Disclosure Schedule describes any self-insurance arrangements affecting Paradise.

          (s) LITIGATION. (S)3(s) of the Disclosure Schedule sets forth each instance in which Paradise (i) is subject to any Adverse Consequence that would constitute a Material Adverse Effect, or (ii) is a party or, to the Knowledge of any of the directors and officers of either Paradise or Chart House, is threatened to be made a party to any Adverse Consequence that would constitute a Material Adverse Effect. To the Knowledge of any of the directors and officers of either Paradise or Chart House, there is no Basis for any unasserted possible claim against Paradise that would constitute a Material Adverse Effect to be brought or threatened against Paradise.

          (t) EMPLOYEES. Paradise is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. To the Knowledge of any of the directors and officers of either Paradise or Chart House with responsibility for employee matters of Paradise, there is no Basis to believe Paradise has committed any unfair labor practice. None of the directors and officers of either Paradise or Chart House with responsibility for employment matters of Paradise has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Paradise.

          (u)  EMPLOYEE BENEFITS.  Paradise does not have any Employee Benefit
Plan.

          (v) GUARANTIES. Except as disclosed in (S)3(v) of the Disclosure Schedule, Paradise is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other person that would constitute a Material Adverse Effect.

          (w) ENVIRONMENT, HEALTH, AND SAFETY. To the Knowledge of any of the directors and officers of either Paradise or Chart House with responsibility for environmental matters of Paradise, there is no Basis for (1) a claim of a violation by Paradise of any federal, state, or local environmental protection laws and regulations where such violation would constitute a Material Adverse Effect, and neither Paradise nor any of its franchisees has received any notice of such violation; and (2) any material capital expenditures to be required for compliance with any federal, state, or local laws or regulations now in force relating to an Extremely Hazardous Substance.

          (x)  LEGAL COMPLIANCE.

               (1) To the Knowledge of any of the directors and officers of either Paradise or Chart House, Paradise has complied in all material respects with all Laws, including but not limited to the Federal Trade Commission Act and all applicable state franchise registration and business opportunity Laws, and no Adverse Consequence has been filed or commenced against Paradise alleging any failure to comply with any such Law.

               (2) To the Knowledge of any of the directors and officers of either Paradise or Chart House, Paradise has not:

                    i) made or agreed to make any contribution, payment, or gift of funds or property to any governmental official, employee, or agent where either the contribution, payment, or gift or the purpose thereof was illegal under the Law;

                    ii) established or maintained any unrecorded fund or asset for any purpose, or made any false entries on any books or records for any reason; or

                    iii) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other person, to any candidate for federal, state, local, or foreign public office.

               (3) To the Knowledge of any of the directors and officers of either Paradise or Chart House, Paradise filed in a timely manner all reports, documents, and other materials it was required to file (and the information contained therein was correct and complete in all material respects) under all applicable Laws, except where such failure to file would not constitute a Material Adverse Effect.

               (4) Paradise has possession of all records and documents that it is required to retain under all applicable Laws, except where the failure to possess such records and documents would not constitute a Material Adverse Effect.

          (y) BROKERS' FEES. Paradise has no Liability or obligation to pay any fees or commissions to any broker or finder with respect to the transactions contemplated by this Agreement.

          (z)  DISCLOSURE.  The representations and warranties contained in this
(S)3 do not contain any untrue statements of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this (S)3 not misleading.

     4. REPRESENTATIONS AND WARRANTIES OF CHART HOUSE. Chart House represents and warrants to Clucker's and PAC that the statements contained in this (S)4 are correct and complete as of the date of this Agreement, will remain correct and complete from the date of this Agreement until the Closing Date and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
(S)4), except as set forth in the Disclosure Schedule. This portion of the Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this (S)4 and will be delivered at the time of execution and delivery of this Agreement. Disclosure of a particular contract, matter or item in one numbered paragraph of the Disclosure Schedule shall be sufficient disclosure of the particular contract, matter or item for purposes of all of the representations contained in this Section and the particular contract, matter or item need not be repeated in each separate subsection of the Disclosure Schedule.

          (a) ORGANIZATION AND STANDING. Chart House is a corporation duly organized, validly existing and in good standing under the General Corporation Law of Delaware and is in good standing and qualified to do business under the corporate laws of California. Chart House has the corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned, leased and used by it.

          (b) AUTHORIZATION OF TRANSACTION. Chart House has the corporate power and authority to execute and deliver this Agreement and each and every other document, instrument or agreement to which it is a party hereunder and to perform its obligations hereunder and thereunder. Without limiting the generality of the foregoing, the Board of Directors of Chart House has duly authorized the execution, delivery, and performance of this Agreement by Chart House. This Agreement constitutes the valid and legally binding obligation of Chart House, enforceable in accordance with its terms and conditions, subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights and remedies of creditors generally and (ii) general principles of equity.

          (c) NONCONTRAVENTION. Other than notices and/or consents or approvals required to be made under bank credit agreements, note agreements, leases and contracts, each of which Chart House and Paradise will use their respective best efforts to obtain prior to the Closing, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any Law to which Chart House is subject or any provision of the Certificate of Incorporation or Bylaws of Chart House or
(ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument or indebtedness, Security Interest, or other arrangement to which Chart House is a party or by which it is bound or to which any of its assets is subject, or result in the imposition of any Security Interest upon any of its assets. Chart House need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency to consummate the transactions contemplated by this Agreement.

          (d) SECURITIES OWNERSHIP. Chart House owns, of record and beneficially, all of the issued and outstanding shares of Paradise Common Stock, free and clear of any Security Interest, except as disclosed in (S)4(d) of the Disclosure Schedule, and has not sold, pledged, assigned or otherwise transferred, nor is there any agreement to sell, pledge, assign or otherwise transfer such securities, except as disclosed in (S)4(d) of the Disclosure Schedule or pursuant to this Agreement, nor are there any irrevocable proxies given with respect to such securities or any agreements to do so.

          (e) CERTAIN BUSINESS RELATIONSHIPS WITH PARADISE. Except as disclosed in (S)4(e) of the Disclosure Schedule and except for any credit agreements, note agreements or any other contractual arrangements terminating as of the Effective Date, there are no written arrangements between Paradise, on the one hand, and Chart House or any of Chart House's other Affiliates, on the other hand, and neither Chart House nor any of its Affiliates other than Paradise owns any property or right, tangible or intangible, which in any case will be used in the business of Paradise after the Closing Date, except as contemplated by this Agreement.

          (f)  DISCLOSURE.  The representations and warranties contained in this
(S)4 do not contain any untrue statements of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this (S)4 not misleading.

     5. REPRESENTATIONS AND WARRANTIES OF CLUCKER'S AND PAC. Clucker's and PAC jointly and severally represent and warrant to Chart House that the statements contained in this (S)5 are correct and complete as of the date of this Agreement, will remain correct and complete from the date of this Agreement until the Closing Date and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this (S)5), except as set forth in the Disclosure Schedule. This portion of the Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this (S)5 and will be delivered at the time of execution and delivery of this Agreement.

          (a) ORGANIZATION, STANDING AND POWER. Each of Clucker's and PAC is a corporation duly organized, validly existing, and in good standing under the Laws of Florida and Clucker's is qualified to do business under the Laws of Georgia. Clucker's has the corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned, leased and used by it.

          (b) AUTHORIZATION OF TRANSACTION. Each of Clucker's and PAC has the corporate power and authority to execute and deliver, as applicable, this Agreement, the Note, the Pledge Agreement, the Guaranty, and each and every other document, instrument or agreement which it is a party to hereunder, and to perform its respective obligations hereunder and thereunder. Without limiting the generality of the foregoing, the Board of Directors of each of Clucker's and PAC has duly authorized the execution, delivery and performance of this Agreement by Clucker's and PAC, respectively. This Agreement constitutes and, when executed and delivered, the Note, the Pledge Agreement and each and every document, instrument or agreement to which it is a party to hereunder will constitute, the valid and legally binding obligation of each of Clucker's and PAC, enforceable in accordance with its terms and conditions, subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights and remedies of creditors generally and (ii) general principles of equity.

          (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, the Note, the Pledge Agreement and the Guaranty, nor the consummation of the transactions contemplated hereby will (i) violate any Law to which either of Clucker's or PAC is subject or any provision of their respective Articles of Incorporation or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which either Clucker's or PAC is a party or by which it is bound or to which any of its assets is subject, or result in the imposition of any Security Interest upon any of its respective assets, except in each such case where such violation, conflict, breach, default, acceleration, termination, modification, cancellation or other applicable event would not constitute a Material Adverse Effect. Clucker's or PAC does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency to consummate the transactions contemplated by this Agreement.

          (d) CLUCKER'S FINANCIAL STATEMENTS. The following financial statements of Clucker's (collectively, the "Clucker's Financial Statements") will be sent by overnight delivery to Chart House on the date that Clucker's Form 10-KSB is sent for filing with the SEC: (i) audited consolidated balance sheets and statements of operations, stockholders' equity and cash flows as of and for the fiscal year ended March 26, 1995. The Clucker's Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, are correct and complete, and are consistent with the books and records of Clucker's (which books and records are correct and complete in all material respects.

          (e) BROKERS' FEES. Neither Clucker's nor PAC has any Liability or obligation to pay any fees or commissions to any broker or finder with respect to the transactions contemplated by this Agreement, except for the reimbursement of certain out-of-pocket expenses incurred by to Edward ("Ty") Peabody.

          (f)  DISCLOSURE.  The representations and warranties contained in this
(S)5 do not contain any untrue statements of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this (S)5 not misleading.

     6. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

          (a) GENERAL. Each of the Parties will use its best efforts to take all action and to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in (S)7 below).

          (b) NOTICES AND CONSENTS. Chart House and Paradise will give any required notices to third parties, and will use their respective best efforts to obtain any required third party consents in connection with the matters pertaining to Paradise disclosed or required to be disclosed in the Disclosure Schedule. Each of Clucker's, Chart House and Paradise will take any additional action that may be reasonably necessary, proper, or advisable in connection with any other notices to; filings with; and authorizations, consents, and approvals of; government agencies or third parties that it may be required to give, make, or obtain. Without limiting the generality of the foregoing, Chart House and Paradise will obtain consents of all landlords of Paradise for the change of control of Paradise from Chart House to Clucker's, if required by the applicable leases, and releases of all Security Interests in Paradise's stock or assets; and Chart House agrees to pay any and all charges or costs imposed by any of such landlords or holders of such Security Interests in connection with obtaining such consents or releases.

          (c) OPERATION OF BUSINESS. Paradise will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business, without the prior written consent of Clucker's. Without limiting the generality of the foregoing, Paradise will not, without the prior written consent of Clucker's, materially alter the method of operation of its business; increase its accounts payable and other accrued liabilities outside the Ordinary Course of Business; issue any shares of Paradise Common Stock or other securities; grant any option, warrants, convertible securities or other rights to acquire Paradise Common Stock; incur any financing debt outside the Ordinary Course of Business; enter into any new area development or franchise agreements or modify any such agreement in existence on the date of this Agreement; enter into any other material agreements; or make any acquisitions or divestitures or any agreements to do so.

          (d) PRESERVATION OF BUSINESS. Paradise will use its best efforts to keep its business and properties substantially intact (reasonable wear and tear excepted), including their present operations, physical facilities, working conditions, and relationships with real property lessors, licensors, suppliers, customers and key employees.

          (e) FULL ACCESS. Chart House and Paradise will permit representatives of Clucker's to have full access at all reasonable times during regular business hours, and in a manner so as not to interfere with normal business operations of Paradise, to all premises, properties, books, records, contracts, Tax records, and documents of Paradise.

          (f) NOTICE OF DEVELOPMENTS. Each of Clucker's and/or PAC and Chart House and/or Paradise will give prompt written notice to Chart House or Clucker's, as applicable, of any material developments affecting the assets, Liabilities, business, financial condition, operations or results of operations of Clucker's and Paradise, respectively. Each of Clucker's and Chart House will give prompt written notice to the other of any material development affecting the ability of Clucker's or Chart House to consummate the transactions contemplated by this Agreement or the ability to perform their respective obligations under this Agreement and the exhibits hereto. No disclosure by any of Clucker's, Chart House or Paradise pursuant to this (S)6(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

          (g) EXCLUSIVITY. Except in connection with the trans actions contemplated by this Agreement, neither Chart House nor Paradise will (1) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to any (i) liquidation, dissolution, or recapitalization of Paradise, (ii) merger or consolidation of Paradise, (iii) acquisition or purchase of securities or assets of Paradise, or (iv) similar transaction or business combination involving Paradise or (2) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. Chart House and/or Paradise will notify Clucker's immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

          (h) EMPLOYEES. Clucker's shall have the opportunity to interview, and recruit for employment as employees of Paradise after the Effective Date, the following Paradise supervisory or executive employees: Louie S. Kizis, Vice President of Operations; Ken Shea, Regional Manager; and Joanne Tamkin, Franchise Coordinator (collectively, the "Prospective Employees"). Clucker's will not be obligated to hire any of the Prospective Employees, and Chart House will be responsible for any severance compensation to be paid to any of the Prospective Employees not hired by Clucker's relating to their employment by Chart House or Paradise. Clucker's shall offer continued employment to all salaried and hourly employees who are employed by Paradise at Paradise's restaurants as of the Effective Date at the bakeries owned and operated by

Paradise; provided, however, that Clucker's shall not be responsible for liability to such employees pursuant to worker compensation claims arising solely prior to the Effective Date or any pending claim as of the Effective Date under the Equal Employment Opportunity Act of 1972 and related regulations. Clucker's will offer to all eligible Paradise employees who are participants in Chart House's or Paradise's group insurance plan and who remain employees of Paradise after the Effective Date the opportunity to enroll as participants in a comparable insurance plan established or maintained for Paradise employees effective as of the Effective Date and Chart House shall not be required to offer any continuing insurance under COBRA or otherwise with respect to any such employee. Chart House agrees not to directly or indirectly recruit, solicit or otherwise influence any employee of Paradise to discontinue such employment relationship with Paradise.

          (i) PRE-CLOSING INVENTORY WRITEDOWN. Prior to the Closing Date, Paradise shall write down the amount of inventory reflected on the Most Recent Balance Sheet by an amount mutually and reasonably acceptable to Chart House and Edward ("Ty") Peabody on behalf of Clucker's.

     7.   CONDITIONS TO OBLIGATION TO CLOSE.

          (a) CONDITIONS TO OBLIGATION OF CLUCKER'S AND PAC. The obligation of Clucker's and PAC to consummate the transactions to be respectively performed by them in connection with the Closing is subject to satisfaction of the following conditions:

               (1) the representations and warranties set forth in each of (S)3 and (S)4 above shall be true and correct in all material respects at and as of the Closing Date;

               (2) Each of Chart House and Paradise shall have performed and complied with all of their respective covenants hereunder in all material respects through the Closing Date;

               (3) Chart House and Paradise shall have procured all of the required third party consents specified in (S)6(b) above;

               (4) No Adverse Consequence shall be pending or threatened, wherein an unfavorable determination would (a) prevent consummation of any of the transactions contemplated by this Agreement, (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (c) affect adversely the right of Clucker's to acquire or own shares of Paradise Common Stock;

               (5) Paradise shall have delivered to Clucker's a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified above in (S)7(a)(1)-(4) is satisfied in all respects;

               (6) With respect to any lease, sublease or other agreement to which Paradise is a party and that contains a change-in-control provision that will be triggered by the consummation of the transactions contemplated by this Agreement, the receipt of the consent or approval by the other party thereto of the change in control on terms and conditions that are reasonably satisfactory to Clucker's;

               (7) Paradise's intercompany payable to Chart House must be cancelled prior to the Effective Date;

               (8) Paradise's deferred income must be eliminated as of the Closing Date and its deferred tax asset and accrued income taxes shall be transferred to Chart House as of the Closing Date;

               (9) Any contractual obligation of Paradise to SBBC must terminate on the Effective Date without any additional consideration being paid by Paradise, except amounts owed for goods received prior to the Effective Date but not paid for by then;

              (10) Prior to the Effective Date, Paradise must be released from liability on any and all indebtedness or obligations of Chart House or any of Chart House's other Affiliates, including but not limited to Chart House's $30,000,000 revolving line of credit and the $34,000,000 of senior secured notes of Chart House, Inc., and any of the assets of Paradise that secure any such indebtedness or obligations must be released from any such liens;

              (11) Execution and delivery by Chart House of a noncompetition agreement with Clucker's and Paradise substantially in the form of Exhibit "F" attached hereto and made a part hereof (the "Noncompetition Agreement") with respect to the retail bakery business, other than the retail sale of bakery goods incidental to Chart House's restaurant business or the acquisition by Chart House of another restaurant business that engages in the retail sale of bakery goods incidental to its primary restaurant business, for a period of five years after the Effective Date. The Noncompetition Agreement shall prohibit Chart House, SBBC and any Chart House Affiliate from selling any proprietary bakery goods of Paradise, except to Paradise and franchisees of Paradise; and

              (12) All actions to be taken by Chart House or Paradise in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Clucker's.

Clucker's may waive any condition specified in this (S)7(a) if it executes a writing so stating at or prior to the Closing.

          (b) CONDITIONS TO OBLIGATIONS OF CHART HOUSE AND PARADISE. The obligation of Chart House and Paradise to consummate the transactions to be respectively performed by them in connection with the Closing is subject to satisfaction of the following conditions:

               (1) The representations and warranties set forth in (S)5 above shall be true and correct in all material respects at and as of the Closing Date;

               (2) Each of Clucker's and PAC shall have performed and complied with all of their respective covenants hereunder in all material respects through the Closing Date;

               (3) No Adverse Consequence shall be pending or threatened, wherein an unfavorable determination would (a) prevent consummation of any of the transactions contemplated by this Agreement or (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation;

               (4) Paradise shall have executed and delivered to Chart House the Note and the Pledge Agreement, and Clucker's shall have executed and delivered to Chart House the Guaranty, each substantially in the forms of Exhibits "D," "E" and "F," attached hereto, respectively;

               (5) Clucker's shall have delivered to Chart House a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified above in (S)7(b)(1)-(4) is satisfied in all respects;

               (6) If Clucker's enters into the Definitive Founders' Agreement, a mutually acceptable and reasonably satisfactory understanding between Clucker's and Chart House concerning Chart House's guarantee of a certain loan from Sanwa Bank to Founders (the "Founders' Sanwa Loan") should Clucker's then acquire Founders;

               (7) Prior to the Effective Date, Paradise must be released from liability on any and all indebtedness or obligations of Chart House or any of Chart House's other Affiliates, including but not limited to Chart House's $30,000,000 revolving line of credit and the $34,000,000 of senior secured notes of Chart House, Inc., and any of the assets of Paradise that secure any such indebtedness or obligations must be released from any such liens; and

               (8) All actions to be taken by Clucker's in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Chart House.

Chart House may waive any condition specified in this (S)7(b) if it executes a writing so stating at or prior to the Closing.

     8.   POST-CLOSING COVENANTS.

          (a) POST-CLOSING COVENANTS OF CLUCKER'S. Clucker's agrees that, subsequent to the Closing:

               (1) SECURITIES EXCHANGE ACT REPORTS BY CLUCKER'S. Until payment in full of the Note, Clucker's will provide to representatives of Chart House (via regular mail) copies of the following information:

                    i)  Annual reports to shareholders;

                   ii) Notices, proxies, proxy statements and other proxy materials for any annual or special meeting of stockholders;

                  iii) Annual reports on Form 10-KSB, as filed with the SEC for the fiscal year ended March 26, 1995, and thereafter;

                   iv) Quarterly reports on Form 10-QSB, as filed with the SEC for each quarterly period ended from and after June 25, 1995; and

                    v) Current reports on Form 8-K, as filed with the SEC after the date of this Agreement.

               (2) PAYMENT OF SANTA ANA REIMBURSEMENTS. On December 29, 1995, Clucker's shall cause Paradise to pay the Santa Ana Reimbursement, as adjusted, to Chart House in cash, by cashier's check or by wire transfer of funds.

          (b) POST-CLOSING COVENANTS OF CHART HOUSE. Chart House agrees that, subsequent to the Closing:

               (1) CODE SECTION 338(H)(10) ELECTION. If requested by Clucker's, Chart House shall join with Clucker's in making the election pursuant to Section 338(h)(10) of the Code, and corresponding state law, as applicable. In such event, Chart House shall reasonably cooperate with Clucker's to assure that the transaction meets the definition of a "qualified stock purchase" pursuant to Section 338(d)(3) of the Code or otherwise results in a stepped-up basis in Paradise's assets for income tax purposes.

               (2) RELATIONSHIP WITH SOLANA BEACH BAKING COMPANY. If Paradise so requests, for a period not exceeding six months after the Closing, Chart House shall cause SBBC to continue to offer for sale to Paradise and franchisees of Paradise bakery products regularly manufactured by SBBC at the prices for such bakery products in effect as of the Closing Date, with such future price increases as reasonably may be required to account for increases in SBBC's manufacturing, labor and overhead costs for such bakery products. Neither Paradise nor any of the franchisees of Paradise shall be obligated to purchase any bakery products from SBBC.

               (3) COORDINATION OF ACCOUNTING/MANAGEMENT INFORMATION SYSTEMS. Chart House and Clucker's agree to cooperate with each other in order to allow for the preparation of appropriate financial information following the Closing. Chart House agrees to make available for a period not to exceed 90 days following Closing, one Chart House employee at Chart House's expense to coordinate invoice processing and royalty receipts so that appropriate financial statements relating to Paradise can be prepared at Paradise's expense by some person unrelated to Chart House.

               (4) TEMPORARY STORAGE OF PARADISE NON-FOOD COMMISSARY ITEMS. Chart House shall permit Paradise to continue to use storage space leased by Chart House at 2270 Camino Vida Roble, Suites B and C, Carlsbad, California, for Paradise's non-food commissary items for a period of time up to seven calendar days after the Effective Date without charge.

     9.   TERMINATION.

          (a) TERMINATION OF AGREEMENT. This Agreement may be terminated as provided below:

               (1) Clucker's and Chart House may terminate this Agreement by mutual written consent at any time prior to the Closing;

               (2) Clucker's may terminate this Agreement by giving written notice to Chart House at any time prior to the Closing if Chart House or Paradise is in breach of any material representation, warranty, or covenant contained in this Agreement in any material respect and fails to cure such breach within five calendar days of notice thereof from Clucker's; and Chart House may terminate this Agreement by giving written notice to Clucker's at any time prior to the Closing if Clucker's or PAC is in breach of any material representation, warranty, or covenant contained in this Agreement in any material respect and fails to cure such breach within five calendar days of notice thereof from Clucker's;

               (3) Clucker's may terminate this Agreement by giving written notice to Chart House at any time prior to the Closing if the Closing shall not have occurred on or before the 90th day following the date of this Agreement by reason of the failure of any condition precedent under (S)6(a) hereof (unless the failure results primarily from Clucker's itself or PAC breaching any representation, warranty, or covenant contained in this Agreement);

               (4) Chart House may terminate this Agreement by giving written notice to Clucker's at any time prior to the Closing if the Closing shall not have occurred on or before the 90th day following the date of this Agreement by reason of the failure of any condition precedent under (S)6(b) hereof (unless the failure results primarily from Chart House itself or Paradise breaching any representation, warranty, or covenant contained in this Agreement); or

          (b) EFFECT OF TERMINATION. If this Agreement is terminated pursuant to (S)9(a) above, all obligations hereunder of the parties hereto shall terminate without any Liability of any party to any other party (except for any Liability of Chart House for breach), except that, if Chart House terminates this Agreement pursuant to the provisions of either (S)9(a)(2) or (4), then Chart House shall be paid the Deposit as liquidated damages.

     10.  INDEMNIFICATION.

          (a) Chart House hereby indemnifies and holds harmless Clucker's, Paradise and the directors, officers, employees, and agents of both in respect of any and all Adverse Consequences incurred by any of them in connection with each and all of the following:

               (1) Any misrepresentation or breach of any rep resentation or warranty made by Chart House or Paradise in this Agreement or in any Schedule, Exhibit, or other document attached hereto or delivered to Clucker's by Chart House, Paradise or any officer of either in connection with the transactions contemplated hereby.

               (2) The breach of any covenant, agreement, or obligation of Chart House or Paradise contained in this Agreement or any Schedule or Exhibit hereto or any other instrument specifically contemplated by this Agreement.

               (3) Any misrepresentation contained in any statement in writing or certificate furnished by an officer of either Chart House or Paradise pursuant to this Agreement or in connection with the transactions contemplated by this Agreement.

               (4) Any misrepresentation in or omission from any list, Schedule, Exhibit, certificate or other instrument required to be furnished or specifically contemplated to have been furnished pursuant to this Agreement to Clucker's or its authorized representatives.

               (5) Any several liability of Paradise for taxes of other members of Chart House's consolidated return group.

               (6)  Any Indemnification Event.

               (7)  Notwithstanding any of the foregoing subsections of this
(S)10(a), (i) any claims by POP or any of its Affiliates, (ii) any claims by any employees of Paradise with respect to voluntary disability plan coverage related to employee withholding in connection therewith prior to the Closing Date or
(iii) any administrative claim against Paradise with respect to the franchise location in Littleton, Colorado, for Skiberg Paradise, Inc.

               (8) Any claims by franchisees arising out of the operations of Paradise prior to the Effective Date that are not set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) or otherwise disclosed in this Agreement or in the Disclosure Schedule.

          (b) Clucker's and PAC, jointly and severally, hereby indemnify and hold harmless Chart House, Paradise and the directors, officers, employees, and agents of both in respect of any and all Adverse Consequences incurred by any of them in connection with each and all of the following:

               (1) Any misrepresentation or breach of any rep resentation or warranty made by Clucker's or PAC in this Agreement or in any Schedule, Exhibit, or other document attached hereto or delivered to Chart House by Clucker's, PAC or any officer of either in connection with the transactions contemplated hereby.

               (2) The breach of any covenant, agreement, or obligation of Clucker's or PAC contained in this Agreement or any Schedule or Exhibit hereto or any other instrument specifically contemplated by this Agreement.

               (3) Any misrepresentation contained in any statement in writing or certificate furnished by an officer of either Clucker's or PAC pursuant to this Agreement or in connection with the transactions contemplated by this Agreement.

               (4) Any misrepresentation in or omission from any list, Schedule, Exhibit, certificate or other instrument required to be furnished or specifically contemplated to have been furnished pursuant to this Agreement to Chart House, Paradise or any of their authorized representatives.

               (5) Any litigation involving Chart House or Paradise because of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

               (6) If Clucker's acquires Founders, any obligations of Chart House as the guarantor of the Founders' Sanwa Loan.

               (7) Expenses reasonably incurred by Chart House relating to the company-paid portion of Paradise employees' insurance claims arising after the Closing Date and the cost to Chart House of providing insurance to Paradise employees who elect continuing coverage pursuant to the Consolidate Omnibus Budget Reconciliation Act of 1985.

               (8)  The operations of Paradise after the Effective Date.

          (c) Whenever any claims shall arise for indemnification hereunder, the party seeking indemnification ("Indemnitee") shall promptly notify the other party ("Indemnitor") of the claim and, when known, the facts constituting the basis for such claim. If any claim for indemnification hereunder results from or is in connection with any claim or Adverse Consequence by a person who is not a party to this Agreement ("Third-Party Claim"), such notice shall also specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnitee shall give the other party prompt notice of any such claim and the Indemnitor shall undertake the defense thereof by representatives of its own choosing, reasonably satisfactory to the Indemnitee, at the expense of the Indemnitor. The Indemnitee shall have the right to participate in any such defense of a Third-Party Claim with advisory counsel of its own choosing, at its own expense. If Indemnitor, within 30 calendar days after written notice of any such Third-Party Claim, fails to defend, the Indemnitee or any subsidiary or affiliate of the Indemnitee shall have the right to undertake the defense, compromise or settlement of such Third-Party Claim on behalf of, and for the account of, Indemnitor, at the expense and risk of Indemnitor, provided that any settlement must receive the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. Indemnitor shall not, without the Indemnitee's written consent, settle or compromise any such Third-Party Claim or consent to entry of any judgment that does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to Indemnitee of an unconditional release from all liability in respect of such Third-Party Claim. Notwithstanding any provision herein to the contrary, failure of Indemnitee to give any notice required by this section shall not constitute a waiver of Indemnitee's right to indemnification or a defense to any claim by Indemnitee hereunder, except to the extent that the Indemnitor has been prejudiced thereby.

          (d) All indemnification hereunder shall be effected upon demand by payment of cash, delivery of a cashier's check or wire transfer in the amount of the indemnification liability or, in the case of Clucker's, by offset against the Santa Ana Reimbursement to the extent that it is then available.

          (e) The indemnities contained herein shall survive the Closing and any investigation made in connection with the transactions contemplated by this Agreement for a period of one year following the Effective Date, except that the indemnification obligation of Chart House for any claims by any landlord of Paradise with respect to a monetary default shall survive for a period of only 180 calendar days following the Effective Date; provided, however, that this
Section 10(e) limitation on indemnification shall not limit any claims for indemnification by Chart House against Clucker's in connection with the Guaranty for so long as the Note remains unpaid and shall not limit any claims for indemnification by Clucker's or Paradise against Chart House with respect to the items described in (S)10(a)(7) of this Agreement.

          (f) Chart House, as the indemnifying party, shall not have the obligation to indemnify Clucker's or Paradise under this Section 10 for any amount, other than any amount relating to (S)10(a)(7) and (S)10(a)(8) of this Agreement, until the aggregate indemnification amount to which Clucker's is entitled exceeds $50,000. Once that threshold has been exceeded, Chart House shall then indemnify Clucker's or Paradise for all amounts in excess of the first $25,000 for which they would otherwise be entitled to indemnification pursuant to this Agreement. Indemnification with respect to the claims described in (S)10(a)(8) of this Agreement shall not be subject to the $50,000 threshold but shall be limited to $100,000 in the aggregate, and such claims shall not count with respect to reaching the $50,000 threshold for other claims subject to that threshold.

     11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the respective parties contained in this Agreement shall survive the Closing for a period of one year.

     12.  MISCELLANEOUS.

          (a) NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or sent by overnight delivery, confirmed telecopy (with confirmation by prepaid first-class mail delivery), or prepaid first-class registered or certified mail, return receipt requested, to the following addresses, or such other addresses as are given to the other parties to this Agreement in the manner set forth herein:

          If to Clucker's or PAC, to:

               Clucker's Wood Roasted Chicken, Inc.
               11900 Biscayne Boulevard, Suite 509
               North Miami, Florida 33181
               Attn.: Ronald T. Linares
               Telephone Number:   (305) 899-2585
               Telecopier Number:  (305) 899-2875
          with courtesy copies to:

               Clucker's Wood Roasted Chicken, Inc.
               899 W. Cypress Creek Road, Suite 500
               Fort Lauderdale, Florida 33309
               Attn.:  Gregory G. Dollarhyde
               Telephone Number:  (305) 938-0330
               Telecopier Number: (305) 938-2877

               William C. Phillippi, P.A.
               Broad and Cassel
               Miami Center, Suite 3000
               201 S. Biscayne Boulevard
               Miami, Florida 33131
               Telephone Number:   (305) 373-9400
               Telecopier Number:  (305) 373-9493

          If to Chart House or Paradise, to:

               Chart House Enterprises, Inc.
               115 South Acacia Avenue
               Solana Beach, California  92075
               Attn.:  William R. Kuntz, Jr., Esq.
               Telephone Number:   (619) 755-8281
               Telecopier Number:  (619) 481-0693

          with a courtesy copy to:

               Joe M. Davidson, Esq.
               Allen, Matkins, Leck, Gamble & Mallory
               501 West Broadway, Suite 900
               San Diego, California  92101
               Telephone Number:   (619) 233-1155
               Telecopier Number:  (619) 233-1158


Any such notices shall be effective when delivered in person or sent by telecopy (with confirmation by prepaid first-class mail delivery) one business day after being sent by overnight delivery or three business days after being sent by registered or certified mail. Any of the foregoing addresses may be changed by giving notice of such change in the foregoing manner, except that notices for changes of address shall be effective only upon receipt.

          (b) FURTHER ASSURANCES. At any time, and from time to time, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

          (c) COSTS AND EXPENSES. Each party hereto agrees to pay its own costs and expenses, including legal, accounting, consultant and adviser fees, incurred in negotiating this Agreement and consummating the transactions described herein.

          (d)  TIME.  Time is of the essence.

          (e) ENTIRE AGREEMENT. Each of the exhibits and schedules attached hereto is incorporated herein by reference and expressly made a part of this Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. It supersedes all prior negotiations, letters and understandings relating to the subject matter hereof.

          (f) AMENDMENT. This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

          (g) ASSIGNMENT. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties.

          (h) CHOICE OF LAW. In the event of a dispute concerning this Agreement or its interpretation, the laws of state of the principal executive office of the defendant in the action shall govern.

          (i) HEADINGS. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (j) PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.

          (k) NUMBER AND GENDER. Words used in this Agreement, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

          (l) CONSTRUCTION. The parties hereto and their respective legal counsel participated in the preparation of this Agreement; therefore, this Agreement shall be construed neither against nor in favor of any of the parties hereto, but rather in accordance with the fair meaning thereof.

          (m) EFFECT OF WAIVER. The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

          (n) SEVERABILITY. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

          (o) ENFORCEMENT. Any claim, controversy or dispute with respect to this Agreement shall be promptly submitted to arbitration ("Arbitration") for determination . The Arbitration shall be binding upon the parties thereto, without a right by any party to a trial de novo in a court of competent jurisdiction, and shall be conducted under the auspices of the American Arbitration Association (herein referred to as "Association") in the county and state where the principal executive offices of the party initially defending such Arbitration is located, and in accordance with its Commercial Arbitration Rules, however:

               (i) The party seeking Arbitration shall give written notice of a Demand to Arbitrate (herein referred to as "Demand") to the other party and to the Association; the Demand shall include (i) the issues to be determined,
(ii) a copy of this arbitration provision and (iii) the designation of one arbitrator;

              (ii) Within ten days after receipt of the Demand, the other party shall give (i) written notice (herein referred to as "Response") to the party that demanded arbitration and to the Association of any additional issues to be arbitrated, (ii) its answer to the issues raised by the party that sent the Demand and (iii) its designation of a second arbitrator;

             (iii) If a Response designating a second arbitrator is not given within the aforesaid ten day time, the Association shall designate the second arbitrator forthwith.

              (iv) The two arbitrators as designated pursuant to the foregoing provisions shall then designate a third arbitrator within ten days after the designation of the second arbitrator. If the two arbitrators cannot agree on the designation of the third arbitrator within the ten day time period allotted, the Association shall designate the third arbitrator forthwith.

               (v) The arbitration panel as thus designated shall proceed with the Arbitration by giving written notice to all parties of its proceedings and hearings in accordance with the

Association's applicable procedures. The Arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the Association except as modified by this Agreement. The arbitrators shall follow and apply the substantive laws of the state of the party that did not originally demand the Arbitration and, at all hearings where evidence is taken, they shall follow and apply the rules of evidence as then in effect in such state. The cost of the Arbitration shall be borne and paid equally between the parties thereto, but that cost, along with all other costs and expenses, including attorneys' fees, shall be subject to award, in whole or in part, by the arbitrators in their discretion to the prevailing party on the various issues arbitrated.

              (vi) Upon written demand on any party to the Arbitration for the production of documents reasonably related to the issues being arbitrated, the party upon which such demand is made shall forthwith produce, or make available for inspection and copying, such documents without the necessity of any action by the arbitrators.

             (vii) The arbitrators shall have the power to grant any and all relief and remedies, whether at law or in equity, that the courts may grant. The decision of the arbitrators shall be final and may be enforced by any court as if it were a judgment of that court. The parties to this Agreement expressly consent to the jurisdiction of the Association.

               Should it become necessary for any party to institute legal action to enforce the terms and conditions of an arbitration award or to seek equitable relief, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs.

               The parties hereto acknowledge and agree that any party's remedy at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and such breach or threatened breach shall be per se deemed as causing irreparable harm to such party. Therefore, in the event of such breach or threatened breach, the parties hereto agree that, in addition to any available remedy at law, including but not limited to monetary damages, an aggrieved party, without posting any bond, shall be entitled to seek equitable relief in the form of specific enforcement, temporary restraining order, temporary or permanent injunction, or any other equitable remedy that may then be available to the aggrieved party. In particular, and not by way of limitation of any of the foregoing provisions of this paragraph, the parties hereto agree that, in the event of a breach of the provisions of (S)6(g) of this Agreement by Chart House or Paradise, Clucker's will be irreparably damaged in an amount that cannot be ascertained. Therefore, in the event of such breach, Chart House and Paradise shall be jointly and severally subject to injunctive relief in favor of Clucker's, in addition to any other remedies available to Clucker's, including monetary damages.

          (p) BINDING NATURE. This Agreement will be binding upon and will inure to the benefit of any permitted successor or succes sors of the parties hereto.

          (q) NO THIRD-PARTY BENEFICIARIES. No person shall be deemed to possess any third-party beneficiary right pursuant to this Agreement. It is the intent of the parties hereto that no direct benefit to any third party is intended or implied by the execution of this Agreement.

          (r) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf by its officers thereunto duly authorized as of the date first written above.


                               CLUCKER'S WOOD ROASTED CHICKEN,
                               INC., a Florida corporation



                               By:/s/ Gregory G. Dollarhyde
                                  --------------------------------
                                  Gregory G. Dollarhyde, President


                               PARADISE ACQUISITION CORP., a
                               Florida corporation



                               By:/s/ Gregory G. Dollarhyde
                                  --------------------------------
                                  Gregory G. Dollarhyde, President


                               CHART HOUSE ENTERPRISES, INC., a
                               Delaware corporation



                               By:/s/ John Creed
                                  --------------------------------
                                  John Creed, Chairman


                               PARADISE BAKERY, INC., a Delaware
                               corporation



                               By:/s/ John Creed
                                  --------------------------------
                                  John Creed, Chairman

                                   EXHIBIT A

                     AGREEMENT AND PLAN OF REORGANIZATION
                                 by and Among
                     CLUCKER'S WOOD ROASTED CHICKEN, INC.;
                          PARADISE ACQUISITION CORP.;
                        CHART HOUSE ENTERPRISES, INC.;
                                      and
                             PARADISE BAKERY, INC.
                           Dated as of July 7, 1995

                              DISCLOSURE SCHEDULE
                              -------------------

     The Disclosure Schedule accompanying the Agreement and Plan of Reorganization, which sets forth exceptions to the representations and warranties of Chart House and Paradise contained in (S)(S) 3 and 4 of the Agreement, has been omitted from this filing pursuant to Section 601(b)(2) of Regulation S-K. The Company (Chart House) hereby agrees to furnish supplementally a copy of the Disclosure Statement to the Commission upon request.

                         AGREEMENT AND PLAN OF MERGER
                                      OF
                             PARADISE BAKERY, INC.
                                      AND
                          PARADISE ACQUISITION CORP.
                         -----------------------------


     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement and Plan") is entered into this _____ day of _______________, 1995, by and between PARADISE BAKERY, INC., a Delaware corporation (the "Surviving Corporation"), and PARADISE ACQUISITION CORP., a Florida corporation (the "Disappearing Corporation"), as approved by the Board of Directors and shareholders of said corporations:


                            R  E  C  I  T  A  L  S:
                            -  -  -  -  -  -  -  -

     A. Surviving Corporation is a corporation duly organized and existing under the laws of the State of Delaware.

     B. Disappearing Corporation is a corporation duly organized and existing under the laws of the State of Florida.

     C. Directors of the Disappearing Corporation and the Surviving Corporation believe that the merger of the Disappearing Corporation into the Surviving Corporation would be advantageous and beneficial to the respective shareholders, employees and customers of those corporations.

     D. Disappearing Corporation and Surviving Corporation have agreed that Disappearing Corporation shall merge into the Surviving Corporation upon the terms and conditions and in the manner set forth in this Agreement and Plan and in accordance with the applicable laws of the State of Delaware.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, provisions, grants, guarantees and representations contained in this Agreement and Plan and in order to consummate the transaction described above, Disappearing Corporation and Surviving Corporation, the constituent corporations to this Agreement and Plan, agree as follows:

     1. MERGER. Disappearing Corporation shall be merged with and into Surviving Corporation.

     2. FILING AND EFFECTIVE TIME. Surviving Corporation shall file with the Delaware Secretary of State and record in the office of the recorder of deeds of the County of Kent, Delaware, a Certificate of Merger pursuant to Section 252 of the Delaware General Corporation Law (the "Delaware Law") and shall file with the Florida Department of State Articles of Merger pursuant to Section 607.1105 of the Florida Business Corporation Act. The effective date of the merger (the "Effective Date") shall be the date of filing the Certificate of Merger with the Delaware Secretary of State and the Articles of Merger with the Florida Department of State.

     3. SURVIVING CORPORATION. The Surviving Corporation shall continue its existence under its current name pursuant to the provisions of the Delaware Law, and shall succeed without other transfer to all the rights and properties of the Disappearing Corporation and shall be subject to all the debts and liabilities of the Disappearing Corporation in the same manner as if Surviving Corporation had incurred them in accordance with the laws of the State of Delaware.

     4. DISAPPEARING CORPORATION. The separate existence of the Disappearing Corporation shall cease upon the Effective Date of the merger in accordance with the provisions of the laws of the State of Florida.

     5. TERMS OF THE MERGER. Each share of the Disappearing Corporation's common stock outstanding on the Effective Date shall, by virtue of the Merger, become a share of the common stock of the Surviving Corporation. All of the outstanding shares of the Surviving Corporation's common stock owned by Chart House Enterprises, Inc., a Delaware corporation ("Chart House") immediately prior to the Merger (the "Cancelled Shares") shall be cancelled, shall cease to exist and shall be converted into the right to receive the consideration specified in Section (c) of that certain agreement dated as of July __, 1995, among Clucker's Wood Roasted Chicken, Inc., a Florida corporation; the Disappearing Corporation; Chart House; and the Surviving Corporation.

     6. CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Surviving Corporation as now in force and effect shall remain in force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the Delaware Law.

     7. BYLAWS. The Bylaws of the Surviving Corporation as now in force and effect shall remain in force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the Delaware Law.

     8. DIRECTORS AND OFFICERS. The directors and officers of the Disappearing Corporation upon the Effective Date shall become the directors and the officers of the Surviving Corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Bylaws of the Surviving Corporation.

     9. APPROVAL. The agreement contemplated by this Agreement and Plan has previously been submitted to and approved by the Board of Directors and Shareholders of the Disappearing Corporation and the Board of Directors and Shareholders of the Surviving Corporation. Subsequent to the execution of this Agreement and Plan by the appropriate officers of the Disappearing Corporation and Surviving Corporation, the proper officers of each corporation shall, and are hereby authorized and directed to, cause to be executed and filed such documents prescribed by the laws of the States of Delaware and Florida and to perform all such further acts as the same may be necessary or proper to render effective the merger contemplated by this Agreement and Plan.

     10. AMENDMENT. This Agreement and Plan may be amended with the approval of the Boards of Directors of the Surviving Corporation and the Disappearing Corporation at any time prior to the filing and recording of the Certificate of Merger in Delaware and the filing of the Articles of Merger in Florida, provided that any amendment made subsequent to the adoption of this Agreement and Plan by the shareholders of the Disappearing Corporation or the Surviving Corporation shall not (a) alter of change the consideration to be received by the holders of the common stock of the Surviving Corporation, (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation or (c) alter or change any of the terms and conditions of this Agreement and Plan if such alteration or change would adversely affect the holders of common stock of the Surviving Corporation or Disappearing Corporation.

     11. GOVERNING LAW. This Agreement and Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without resort to choice of law principles.

     12. FURTHER ASSURANCES. Each of the parties hereto shall take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable to effectuate the merger.

     13. COUNTERPARTS. This Agreement and Plan may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the duly authorized officers of the constituent corporations have executed this Agreement and Plan as of the date first above written.


                                     "DISAPPEARING CORPORATION"

                                     PARADISE ACQUISITION CORP.,
                                     a Florida corporation


                                     By:___________________________
                                         Gregory   G.   Dollarhyde,
                                         President



                                     "SURVIVING CORPORATION"

                                     PARADISE BAKERY, INC.,
                                     a Delaware corporation


                                     By:___________________________
                                         John Creed, Chairman



STATE OF FLORIDA    )
                    ) SS:
COUNTY OF BROWARD   )

     On this _____ day of ______________, 1995, before me, the undersigned, a Notary Public of said State, duly commissioned and sworn, personally appeared Gregory G. Dollarhyde, the President of PARADISE ACQUISITION CORP., a Florida corporation, to me known, and who executed the within instrument on behalf of the corporation, and who, being sworn by me, did acknowledge that he executed the same on behalf of the corporation as the corporation's voluntary act and deed and that the facts stated therein are true.



My Commission Expires:               _______________________________
                                     NOTARY PUBLIC, STATE OF FLORIDA

STATE OF CALIFORNIA )
                    ) SS:
COUNTY OF           )


     On this _____ day of ______________, 1995, before me, the undersigned, a Notary Public of said State, duly commissioned and sworn, personally appeared John Creed, the Chairman of PARADISE BAKERY, INC., a Delaware corporation, to me known, and who executed the within instrument on behalf of the corporation, and who, being sworn by me, did acknowledge that he executed the same on behalf of the corporation as the corporation's voluntary act and deed and that the facts stated therein are true.



My Commission Expires:               __________________________________
                                     NOTARY PUBLIC, STATE OF CALIFORNIA



                     CERTIFICATE OF SURVIVING CORPORATION
                     ------------------------------------

     I, WILLIAM R. KUNTZ, JR., the Secretary of PARADISE BAKERY, INC., a Delaware corporation, hereby certify that the foregoing Agreement and Plan of Merger was adopted by the vote of at least a majority of the outstanding stock of the corporation entitled to vote thereon.


Date:  _______________, 1995         __________________________________
                                     WILLIAM R. KUNTZ, JR.



                    CERTIFICATE OF DISAPPEARING CORPORATION
                    ---------------------------------------

     I, CHARLES D. BARNETT, the Secretary of PARADISE ACQUISITION CORP., a Florida corporation, hereby certify that the foregoing Agreement and Plan of Merger was adopted by the vote of at least a majority of the outstanding stock of the corporation entitled to vote thereon.


Date:  _______________, 1995         __________________________________
                                     CHARLES D. BARNETT

                                   EXHIBIT B

                              JOINT INSTRUCTIONS


                                 May 25, 1995

Allen, Matkins, Leck,

 Gamble & Mallory

Attention:  Managing Partner

501 West Broadway, Suite 900

San Diego, CA  92101

Dear Sir:

          Chart House Enterprises, Inc., a Delaware corporation ("CHE") and Clucker's Wood Roasted Chicken, Inc. ("Clucker's"), acting pursuant to the terms and conditions of that certain letter of intent attached hereto as Exhibit "A", hereby appoint Allen, Matkins, Leck, Gamble & Mallory ("Holder") as Holder and Clucker's hereby delivers by wire transfer to Holder funds in the amount of $100,000 to be held by Holder in accordance with the following instructions:

          1. Holder agrees that the funds will be held in its client trust account and to dispose of same in accordance with all the terms and conditions of these Joint Instructions. If from time to time and at any time on or after the date of these Joint Instructions CHE or Clucker's shall give notice (hereinafter called a "Disbursement Notice") to Holder and the other party to these Joint Instructions to make a disbursement of funds pursuant to the provisions of Section 3 of the letter of intent, Holder will act on such written instructions and disburse the funds in accordance with those instructions unless within two (2) days after the receipt of such Disbursement Notice by Holder, Holder receives an objection notice from Clucker's or CHE that such requesting party is not entitled to be paid such amount, in which case Holder will not pay such amount to either party except as provided in Section 2 or Section 6 of these Joint Instructions.

          2. In the event either Clucker's or CHE provides Holder with an objection notice in accordance with Paragraph 1 above, Holder shall be entitled to file an action in interpleader in the Superior Court in the County of San Diego with respect to the entire amount then held by Holder pursuant to these Joint Instructions, or otherwise seek authorization from the Superior Court of the County of San Diego for instruction concerning disposition of such funds.

          3. Clucker's and its affiliates, partners, agents and related parties recognize, acknowledge and agree that Holder is acting as counsel to CHE and Paradise Bakery, Inc. in connection with the transactions contemplated by the letter of intent. Notwithstanding Allen, Matkins, Leck, Gamble & Mallory's acting as Holder hereunder, Clucker's, on its own behalf and on behalf of its affiliates, partners, agents and related parties, acknowledges and agrees that Allen, Matkins, Leck, Gamble & Mallory shall be entitled to continue their representation of CHE and Paradise Bakery, Inc. in connection with such transactions during the period of and subsequent to the termination of these Joint Instructions, and each of the undersigned consent to such continuing representation by Allen, Matkins, Leck, Gamble & Mallory.

          4. Holder's duties may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

          5. Holder shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by Holder to be genuine and to have been signed or presented by the proper party or parties. Holder shall not be personally liable for any act Holder may commit or omit hereunder while acting in good faith and in the exercise of Holder's own good judgment; and any act committed or omitted by Holder pursuant to the advice of Holder's own counsel shall be conclusive evidence of such good faith.

          6. Holder is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case Holder obeys or complies with any such order, judgment or decree of any court, Holder shall not be liable to any of the parties hereto or any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

          7. If Holder reasonably requires other or further instruments in connection with these Joint Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

          8. Any notice required or permitted hereunder shall be given in writing and deemed effectively given upon personal delivery, including delivery by express courier, or four (4) days after deposit in the United States mail, registered or certified, postage and fees prepaid, addressed to each of the other parties entitled to such notice at the following addresses or at such other address as a party may designate by ten (10) days' advance written notice to each of the other parties as follows:

          If to CHE:

                  115 South Acacia Avenue
                  Solana Beach, CA  92075
                  Attention:  William R. Kuntz, Jr.
                              Vice President and General Counsel

          If to Clucker's:

                  899 West Cypress Creek Road
                  Suite 500
                  Fort Lauderdale, FL  33309

          If to Holder:

                  Allen, Matkins, Leck, Gamble & Mallory
                  501 West Broadway, Suite 900
                  San Diego, CA  92101
                  Attention:  Managing Partner

          9. Holder shall be reimbursed for all expenses, including counsel fees, reasonably incurred by it in connection with the performance of its duties and obligations under these Joint Instructions. All such fees and expenses shall be borne equally by CHE and Clucker's.

          10. This Agreement shall be governed by and interpreted and determined in accordance with the laws of the State of California.

                                    Very truly yours,

                                    Chart House Enterprises, Inc.,
                                    a Delaware corporation



                                    By  /s/ John Creed
                                        --------------

                                    Its Chairman, President and CEO
                                        ---------------------------
                                    Chief Executive Officer



                                    Clucker's Wood Roasted Chicken, Inc.



                                    By  /s/ Gregory G. Dollarhyde
                                        -------------------------

                                    Its President
                                        -------------------------
"Holder"

Allen, Matkins, Leck, Gamble & Mallory



By:  /s/ Vernon C. Gauntt
    ---------------------
     Managing Partner
    ---------------------

          If to Holder:

                  Allen, Matkins, Leck, Gamble & Mallory
                  501 West Broadway, Suite 900
                  San Diego, CA  92101
                  Attention:  Managing Partner

          9. Holder shall be reimbursed for all expenses, including counsel fees, reasonably incurred by it in connection with the performance of its duties and obligations under these Joint Instructions. All such fees and expenses shall be borne equally by CHE and Clucker's.

          10. This Agreement shall be governed by and interpreted and determined in accordance with the laws of the State of California.

                                    Very truly yours,

                                    Chart House Enterprises, Inc.,
                                    a Delaware corporation



                                    By  /s/ John Creed
                                        --------------

                                    Its Chairman, President and CEO
                                        ---------------------------
                                    Chief Executive Officer



                                    Clucker's Wood Roasted Chicken, Inc.



                                    By  /s/ Gregory G. Dollarhyde
                                        -------------------------

                                    Its President
                                        -------------------------
"Holder"

Allen, Matkins, Leck, Gamble & Mallory



By:  /s/ Vernon C. Gauntt
    ---------------------
     Managing Partner
    ---------------------

                                   EXHIBIT C

                            SECURED PROMISSORY NOTE


[$1,500,000]                                                ______________, 1995


               FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to the order of Chart House Enterprises, Inc., a Delaware corporation or order ("Lender"), at its office at 115 South Acacia Avenue, Solana Beach, California 92075 in lawful money of the United States of America, the principal amount set forth above, together with interest on the unpaid balance of said principal amount from time to time remaining outstanding from the date of this Note, until maturity, in like money, at said office, at a rate per annum equal to nine and one-half percent (9 1/2%). Interest on this Note shall be calculated at a rate per annum based upon the actual number of days elapsed in an actual calendar year (365 days or 366 days in a leap year).

               1.   Principal and Interest Payments.  The Note shall be payable
                    -------------------------------
interest only on the first day of each month commencing [September 1, 1995], during the first three (3) years and thereafter principal under this Note shall be payable in 8 equal quarterly payments in amounts sufficient to fully amortize the entire principal balance over a period of 8 quarters. Each quarterly installment shall consist of amortized principal and accrued interest and shall be due and payable on the first day of each [February, May, August, and November], thereafter until paid in full (each and every quarterly payment date is referred to herein as a "Payment Date"). The first installment of principal shall be due and payable on [August 1, 1998]. All unpaid principal and all earned interest then accrued and unpaid shall be due and payable in full on [August 1, 2000]. Payments under this Note shall be applied first to interest and then principal, and any interest remaining unpaid following a Payment Date shall be added to principal and shall accrue interest thereafter.

               2.   Prepayment Option.  Borrower shall have the right, from time
                    -----------------
to time, without premium or penalty, to prepay the indebtedness evidenced by this Note, in full or in part together with interest on the prepaid principal amount accrued to the date of the prepayment.

               3.   Prepayment Obligation.  Borrower shall have the obligation
                    ---------------------
to prepay the indebtedness evidenced by this Note, to the extent Borrower or Borrower's parent company, Clucker's Wood Roasted Chicken, Inc., a Florida corporation (the "Parent Company"), receives any cash principal payment on any of the Franchise Notes ( as defined below). Such prepayment shall be made within ten (10) business days of the date of Borrower's receipt of such cash principal payment on the Franchisee Note(s) in an amount equal to such cash principal payment(s).

               4.   Cancellation of Founder's Venture and/or Other Franchisee
                    ---------------------------------------------------------
Note(s). In the event the Parent Company, Borrower or any of the Parent
-------
Company's other subsidiaries acquires Founders Venture, Inc. ("Founders") or any other franchisee of Borrower (individually a "Subsequent Event" and collectively "Subsequent Events"), then notwithstanding such Subsequent Event(s), Borrower shall have the obligation to provide written notification to Lender of such Subsequent Event and to prepay a portion of the indebtedness evidenced by this Note, at the times and in the amounts equal to the scheduled payment dates originally provided for under the terms of such Franchisee Notes as of the date hereof as if such Subsequent Event(s) had not occurred. Such prepayment shall be made within [ten (10)] business days of the original due date of such payment under the terms of the Franchisee Notes as of the date hereof.

               5.   Attorneys' Fees.  If this Note is collected by suit or
                    ---------------
through the bankruptcy court, or any judicial proceeding, or if this Note is not paid at maturity, however such maturity may occur, and it is placed in the hands of an attorney for collection (whether or not legal proceedings are instituted), then Borrower agrees to pay, in addition to all other amounts owing hereunder, the reasonable collection costs and reasonable attorneys' fees of the holder hereof.

               6.   Security.  This Note is secured by the promissory notes
                    --------
("Franchisee Notes") identified and described in Exhibit "A" hereto in favor of the Borrower from certain franchisees, together with the Pledge and Security Agreement of even date herewith, by and between Paradise and Lender assigning rights in all pledge agreements, security agreements, collateral assignments, assignments of rights, securities, instruments and assets of every type and nature as described in Exhibit "B" hereto, executed by any of the borrowers under the Franchisee Notes in favor of the Borrower, or executed by any other person as security for this Note, including any executed prior to, simultaneously with, or after the date of this Note (the "Security Documents").

               7.   Events of Default; Acceleration.  If any of the following
                    -------------------------------
events ("Events of Default") shall occur:

                   (i) If Borrower shall default in the payment of any installment of principal, other than principal prepayments required by
     Section 3 or Section 4 of this Note, or of interest on this Note for ten
     (10) calendar days after the same shall become due and payable; or, with respect to principal prepayments required by Section 3 or Section 4 of this Note, after the same shall become due and payable;

                   (ii) Except for any technical defaults under agreements or other borrowing arrangements with Roasters Corp. or any other obligation for money borrowed in the aggregate amount of $100,000 or less, the Parent Company, Borrower or any subsidiary defaults in any payment of principal of or interest on any other obligation for money borrowed (or of any obligation under conditional sale or other title retention agreements or of any obligation secured by purchase money mortgage or of any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Borrower or any subsidiary defaults in the performance or observance of any other material agreement, term or condition contained in any agreement under which any such obligation is created, or if any other event of default thereunder or under any such agreement shall occur and be continuing and the effect of such event or default is to cause, or to permit the holder or holders of such obligation or a trustee on behalf of such holder or holders, to cause, such obligation to become due prior to any stated maturity;

                   (iii) The Parent Company or Borrower shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Parent Company or Borrower, and the petition is not controverted within ten (10) business days, or is not dismissed within sixty (60) calendar days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Parent Company or Borrower, or the Parent Company or Borrower commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Parent Company or Borrower, or there is commenced against the Parent Company or Borrower any such proceeding which remains undismissed for a period of sixty (60) calendar days, or the Parent Company or Borrower is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Parent Company or Borrower suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of sixty
     (60) calendar days; or the Parent Company or Borrower makes a general assignment for the benefit of creditors; or any corporate action is taken by the Parent Company or Borrower for the purpose of effecting any of the foregoing; or

                   (iv) Borrower or the Parent Company defaults in the performance or observance of the post-closing covenant concerning Santa Ana reimbursement or the Parent Company's indemnification obligations under the Agreement and Plan of Reorganization dated as of July 7, 1995, by and among Borrower, the Parent Company, Lender and Paradise Acquisition Corporation;

then and in any such event, the holder of this Note may at any time (unless all defaults shall have been remedied), at its option, by written notice to Borrower, declare this Note to be due and payable, whereupon the same shall forthwith mature and become due and payable without presentment, demand, protest or notice, all of which are hereby waived.

               8.   Partial Acceleration.  In the event Borrower shall default
                    --------------------
in any prepayment obligation required by Section 3 or Section 4 of this Note, then and in such event, the holder of this Note may at any time (unless all defaults have been remedied), at its option, by written notice to Borrower, declare a portion of this Note equal to the full unpaid principal amount of that Franchisee Note as to which a principal prepayment obligation has arisen pursuant to Section 3 or 4 of this Note, as applicable, to be due and payable, whereupon the same shall forthwith mature and become due and payable without presentment, demand, protest or notice, all of which are hereby waived;

provided, however, that such partial acceleration shall not affect the
--------  -------
unaccelerated portion of the Note or permit the Lender to seek recourse against any of the collateral other than that in connection with the Franchisee Note in question.

               9.   Late Payment Charges.  In the event that any interest
                    --------------------
payment is not received ten (10) days following the Payment Date, a one-time late payment fee shall be due and owing to the Lender in the amount of five percent (5%) of any such payment, or a part thereof, as it becomes past due. Lender shall have no obligation under this Note to accept any late payments not accompanied by all outstanding late payment fees. Notwithstanding anything contained herein, this paragraph is not intended to, and shall not, create any grace period or indulgence by Lender with respect to the punctual payment by Borrower of all sums owed Lender, nor shall this paragraph in any way hinder, prevent or delay Lender from exercising any remedy which it may have hereunder, or at law or in equity, with respect to Borrower's failure timely to make any payment when due. Borrower acknowledges that the late payment fee is not imposed as a charge for the use of money, but rather is imposed to permit Lender to recoup its administrative charges and other costs in dealing with loans not paid on time, and the late payment fee shall in no way be deemed an interest charge. The late payment fee shall be payable on demand and, in any case, no later than the date on which the overdue amount in respect of which the late payment fee was calculated is paid.

               10.  Notices.  All notices, requests, consents and other
                    -------
communications hereunder shall be in writing and shall be deemed to have been duly given when delivered or mailed by first class registered or certified mail, postage prepaid, addressed, (i) if to the holder of this Note to whom this Note is originally issued, to Chart House Enterprises, Inc., 115 South Acacia Avenue, Solana Beach, California 92075, Attention: William R. Kuntz, Jr., Vice President, Secretary and General Counsel, or at such other address as may have been furnished to Borrower by such holder in writing, or (ii) if to any other holder of this Note, at such address as may have been furnished to Borrower in writing by such holder, or, until such other holder furnishes to Borrower an address, then to, and at the address of, the last holder of this Note who has furnished in writing an address to Borrower, or (iii) if to Borrower, to Clucker's Wood Roasted Chicken, Inc., 11900 Biscayne Boulevard, Suite 509, Miami, Florida 33181, Attention: Ronald T. Linares, with a copy to Clucker's Wood Roasted Chicken, Inc., 899 W. Cypress Creek Road, Suite 500, Fort Lauderdale, Florida 33309, Attention: Gregory G. Dollarhyde, or such other address as may have been furnished in writing by Borrower to the last holder of this Note who has furnished in writing an address to Borrower.

               11.  Amendments and Waivers.  Neither this Note nor any term
                    ----------------------
hereof may be changed, waived, discharged or terminated orally or in writing, except that any term of this Note may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of the holder of this Note. Borrower and all sureties, endorsers and guarantors of this Note waive demand, presentment for payment, notice of nonpayment, protest, notice of protest, and agree to any substitution, exchange or release of any such security, the release of any party primarily or secondarily liable hereon and further agree that it will not be necessary for any holder hereof, in order to enforce payment of this Note, to first institute suit or exhaust its remedies against any security for this Note, and consent to any one or more extensions or postponements of time of payment of this Note on any terms or any other indulgences with respect hereto. No waiver of any default or event of default or failure or delay to exercise any right or remedy by the holder of this Note shall operate as a waiver of any other default or Event of Default or the same default or Event of Default in the future or as a waiver of any right or remedy with respect to the same or any other occurrence.

               12.  Benefit.  All of the covenants, stipulations, promises and
                    -------
agreements contained in this Note by Borrower shall be binding upon Borrower and its permitted successors and assigns and shall inure to the benefit of and be enforceable by the holder of this Note and its successors and assigns. Borrower shall not assign any of its obligations under this Note without Lender's prior written consent which Lender shall be entitled to withhold in its sole and absolute discretion.

               13.  Governing Law.  This Note shall be governed by and construed
                    -------------
in accordance with the internal laws of the State of California.

                                                  PARADISE BAKERY, INC.,
                                                  a Delaware corporation


                                                  By:______________________
                                                  Name:____________________
                                                  Title:___________________

                                  Exhibit "A"
                                  -----------


                        DESCRIPTION OF FRANCHISEE NOTES
                        -------------------------------

                                                                          ORIGINAL PRINCIPAL
                                                                          ------------------
         OBLIGOR                       DESCRIPTION OF NOTE                  AMOUNT OF NOTE
         -------                       -------------------                  --------------

Founders Venture, Inc.             Promissory Note dated May 8,                550,000
                                   1992, in favor of Paradise
                                   Bakery, Inc. ("PBI")

Tom S. and Shahrooz Noubari        Promissory Note dated June                  570,000
                                   18, 1992, in favor of PBI

JMB Holding Corporation            Promissory Note dated                       450,000
                                   October 16, 1992, in favor of PBI

Torrey Point, Inc.                 Promissory Note dated March                 203,283
                                   1, 1993, in favor of PBI

                                  EXHIBIT "A"
                                  ----------

                                  EXHIBIT "B"
                                  -----------


              DESCRIPTION OF SECURITY DOCUMENTS - TO BE SUPPLIED.








                                  EXHIBIT "B"
                                  -----------

                                   EXHIBIT D

                         PLEDGE AND SECURITY AGREEMENT
                         -----------------------------



               This PLEDGE AND SECURITY AGREEMENT, dated as of ______________, 1995, (the"Agreement") made by PARADISE BAKERY, INC., a Delaware corporation, having its principal office at ___________________________________________
(the "Pledgor"), in favor of CHART HOUSE ENTERPRISES, INC., a Delaware corporation ("CHE"), with offices located at 115 South Acacia Avenue, Solana Beach, California 92075.


                              W I T N E S S E T H:
                              - - - - - - - - - -


               WHEREAS, the Pledgor is the holder of certain promissory notes from certain franchisees of Pledgor issued in favor of the Pledgor (the "Pledged Notes") set forth on Schedule I;

               WHEREAS, pursuant to an Agreement and Plan of Reorganization (the "Merger Agreement") among Pledgor, Clucker's Wood Roasted Chicken, Inc., a Florida corporation ("Clucker's"), Paradise Acquisition Corporation, a Florida corporation ("PAC"), and CHE, and the other documents executed and delivered in connection therewith, PAC has been merged with and into Pledgor and in connection therewith Pledgor's has executed and delivered a promissory note of even date herewith (the "Note") in favor of CHE and;

               WHEREAS, CHE required, as a condition to its entering into the Merger Agreement and accepting the Note from Pledgor, that the Pledgor pledge to CHE and grant to CHE a security interest in, the "Pledged Collateral" (as hereinafter defined);

               NOW THEREFORE, in consideration of the premises and in order to induce CHE to accept the Note from the Pledgor, Pledgor hereby agrees as follows:

               1.  Pledge.  The Pledgor hereby pledges to CHE, and grants to CHE
                   ------
a security interest in, the following (the "Pledged Collateral"):

                   (a) The Pledged Notes and the instruments representing the Pledged Notes, and all cash proceeds of any of the Pledged Notes, including, without limitation, all interest and principal payments;

                   (b) All additional promissory notes of any of the issuers of those Pledged Notes from time to time held by the Pledgor in any manner (any such additional promissory notes shall constitute part of the Pledged Notes under and as defined in this Agreement) and, all cash proceeds of any of such additional Pledged Notes, including, without limitation, all interest and principal payments; and

                   (c) All collateral security for the Pledged Notes as described in Schedule II, including, but not limited to, accounts, inventory,
             -----------
products, chattel paper,
documents, instruments, equipment, deposit accounts and general intangibles and all accessories, improvements, substitutions and replacements thereto and thereof and all products, proceeds and distributions thereunder.

               2.  Security for Obligations.  This Agreement secures the payment
                   ------------------------
of all of the Pledgor's obligations to CHE whether for principal, interest, or collection fees or expenses and all obligations of the Pledgor now or hereafter existing under this Agreement or the Note (the obligations of the Pledgor now or hereafter existing under this Agreement being referred to herein as the "Liabilities").

               3.  Delivery of Pledged Collateral.  All certificates or
                   ------------------------------
instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of CHE pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to CHE.

               4.  Representations and Warranties.  The Pledgor represents and
                   ------------------------------
warrants as follows:

                   (a) The Pledgor is the legal and beneficial owner of the Pledged Collateral, free and clear of any lien, security interest, option or other charge, encumbrance or restriction on the Pledged Collateral except for the security interest created by this Agreement.

                   (b) Upon the delivery to CHE of the Pledged Notes, the pledge of the Pledged Notes pursuant to this Agreement creates a valid security interest in the Pledged Notes, securing the payment of the Liabilities, provided the Pledged Notes are held in the possession of CHE.

                   (c) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor; or (ii) for the exercise by CHE of the rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement.

                   (d) The Pledgor has full power and authority to enter into this Agreement and has the right to pledge and grant a security interest in the Pledged Notes as provided by this Agreement.

               5.  Further Assistance.  The Pledgor agrees that at any time and
                   ------------------
from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver, or cause to be executed and delivered, all assignments, instruments and documents and take all further action, that is reasonably necessary, at CHE's request, in order to perfect any security interest granted or purported to be granted hereby or to enable CHE to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral and to carry out the provisions and purposes hereof.

               6.  Rights to Receive Payments.
                   --------------------------

                   (a) So long as no Event of Default (as hereinafter defined in Section 12 of this Agreement) shall have occurred and be continuing, the Pledgor shall be entitled to receive all cash payments of interest and principal paid from time to time with respect to the Pledged Notes.

                   (b) Upon the occurrence of and during the continuance of an Event of Default, any and all interest or principal paid or payable in the form of instruments and other property (other than cash interest and principal payments permitted under Section 6(a) hereof) received, receivable or otherwise distributable in respect of, or in exchange for, any Pledged Collateral shall be in each case forthwith delivered to CHE to hold as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of CHE, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to CHE as Pledged Collateral in the same form as so received (with any necessary endorsement).

                   (c) Upon the occurrence and during the continuance of an Event of Default, all cash payments of interest and principal with respect to the Pledged Notes shall be paid to CHE and Pledgor's right to receive such cash payments pursuant to Section 6(a) hereof shall immediately cease.

               7.  Transfers and Other Liens; Additional Notes.
                   -------------------------------------------

                   (a) The Pledgor agrees that it will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of CHE which consent shall not be unreasonably withheld, provided, however, that the contemplated merger of Founders Venture, Inc. ("Founders") into Pledgor and the resulting extinguishment of the Pledged Note from Founders shall not be deemed to be a violation or default pursuant to this Agreement and provided, further, that the acquisition by Pledgor of any other maker of a Pledged Note and the resulting extinguishment of such note shall not be deemed to be a violation or default pursuant to this Agreement; or (ii) create or permit to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest granted under this Agreement.

                   (b) The Pledgor agrees that it will pledge and deliver to CHE, immediately upon its acquisition (directly or indirectly) thereof, any replacement collateral security for the Pledged Collateral after the date hereof.

               8.  CHE Appointed Attorney-in-Fact. Pledgor hereby appoints CHE
                   ------------------------------
as Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in CHE's reasonable discretion to take any action and to execute any instrument which CHE may deem necessary or advisable to further perfect the security interest granted hereby.

               9.  CHE May Perform.  If the Pledgor fails to perform any
                   ---------------
agreement contained herein, CHE may itself, but shall in no way be required or otherwise obligated to perform, or cause performance of, such agreement, and the reasonable expenses of CHE incurred in connection therewith shall be payable by the Pledgor under Section 13 hereof.


               10.   Reasonable Care. CHE shall be deemed to have exercised
                     ---------------
reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which CHE accords its own property, it being understood that CHE shall not have any responsibility for (i) ascertaining or taking action with respect to maturities or other matters relative to any Pledged Collateral, whether or not CHE has or is deemed to have knowledge of such matters; or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

               11.   Subsequent Changes Affecting Collateral.  The Pledgor
                     ---------------------------------------
represents to CHE that the Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, payments of interest and/or principal), and the Pledgor agrees that CHE shall have no responsibility or liability for informing the Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

                12.  Events of Default; Remedies Upon Default.
                     ----------------------------------------

                     (a) The following shall constitute Events of Default ("Events of Default") under this Agreement:

                           (i) there occurs or is continuing an Event of Default under and as defined in the Note;

                           (ii) the Pledgor fails to perform or observe in any material respect any term, covenant or agreement contained in this Pledge Agreement or in the Merger Agreement on its part to be performed or observed and such failure shall continue for ten (10) business days after delivery by CHE of notification of such failure, or any representation or warranty made by the Pledgor in this Agreement shall be untrue or misleading in any material respect as of the date with respect to which such representation or warranty was made;

                           (iii) a notice of lien, levy, or assessment is filed or recorded with respect to all or a substantial part of the Pledged Collateral, except for a lien, levy or assessment which relates to current taxes not yet due and payable, and the applicable claim is not discharged or satisfied within ten (10) business days of the Pledgor's actual or constructive knowledge of such filing or recordation; or

                           (iv) all or a substantial part of the Pledged Collateral is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and such Pledged Collateral is not returned to the Pledgor or such writ, distress warrant or levy is not dismissed, stayed or lifted within ten (10) business days.

                     (b) If any Event of Default shall have occurred and be continuing, CHE shall, in addition to all other rights given by law or by this Agreement, the Note or otherwise, have all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code ("Code") in effect in the State of California at that time and CHE may, without notice and at its option, transfer or register, and the Pledgor shall register or cause to be registered upon request therefore by CHE, any securities constituting a part of the Pledged Collateral CHE's name or the name of its nominee(s), with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, with respect to any Pledged Collateral which shall then be in or shall thereafter come into the possession or custody of CHE, CHE may sell or cause the same to be sold at any public or private sale, in one or more sales or lots, at such price or prices as CHE may deem best, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Pledged Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever. Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, CHE will give Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to the Pledgor as provided in Section 16 below, at least ten (10) business days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived. CHE may, in its own name or in the name of a designee or nominee, buy any of the Pledged Collateral at any public sale and if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees and expenses) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Pledged Collateral.

               In addition, upon the occurrence or during the continuance of an Event of Default, all rights of the Pledgor to exercise the voting and other rights which it would otherwise be entitled to exercise shall cease, and all such rights shall thereupon become vested in CHE as provided in Section 6.

               13. Expenses.  The Pledgor will upon demand pay to CHE the
                   --------
amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which CHE may incur in connection with (i) the exercise or enforcement of any of the rights of CHE hereunder; or (ii) the failure by the Pledgor to perform or observe any of the provisions hereof.

               14. Security Interest Absolute.  All rights of CHE and security
                   --------------------------
interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

                   (a) any lack of validity or enforceability of the Note or any other agreement or instrument relating thereto;

                   (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Liabilities, or any other amendment or waiver of or any consent to any departure from the Note;

                   (c) any exchange, surrender, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Liabilities; or

                   (d) any other circumstance occurring after the consummation of the Merger pursuant to the Merger Agreement which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Liabilities or of this Agreement.

               15. Amendments, Waivers and Consents.  No amendment or waiver of
                   --------------------------------
any provision of this Agreement nor consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by CHE, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

               16. Notices.  Any notice or other communication required or
                   -------
desired to be served, given or delivered hereunder shall be in writing and sent by registered or certified mail, with proper postage prepaid and addressed to the party to be notified as follows:

                   (a)     If to the Pledgor, at

                           Paradise Bakery, Inc.
                           c/o Clucker's Wood Roasted Chicken, Inc.
                           11900 Biscayne Boulevard, Suite 509
                           Miami, FL  33181
                           Attention:  Ronald T. Linares

                           with copies to:

                           William C. Phillippi, P.A.
                           Broad and Cassel
                           Miami Center, Suite 3000
                           201 S. Biscayne Boulevard
                           Miami, FL  33131

                           Paradise Bakery, Inc.
                           899 W. Cypress Creek Road, Suite 500
                           Fort Lauderdale, FL  33309
                           Attention:  Gregory G. Dollarhyde

                   (b)     If to CHE, at

                           Chart House Enterprises, Inc.
                           115 South Acacia Avenue
                           Solana Beach, CA 92075
                           Attention:  Legal Department

                           with a copy to:

                           Allen, Matkins, Leck, Gamble & Mallory
                           501 West Broadway, Suite 900
                           San Diego, CA 92101
                           Attention:  Joe M. Davidson, Esq.

or to such other address as any of the parties may hereafter designate for itself by written notice to the other parties in the manner herein prescribed.

               17. Continuing Security Interest.  This Agreement shall create a
                   ----------------------------
continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment in full of the Liabilities and termination of all obligations under the Note and all other documents executed and delivered in connection therewith; (ii) be binding upon the Pledgor, its successors and assigns; and (iii) inure to the benefit of CHE and its successors, transferees and assigns.

               18. Waivers.  The Pledgor waives presentment and demand for
                   -------
payment of any of the Liabilities, protest and notice of dishonor or default with respect to any of the Liabilities.

               19. Governing Law; Terms.  This Agreement shall be governed by
                   --------------------
and construed in accordance with the internal laws (as opposed to conflict of laws provisions) and decisions of the State of California. Unless otherwise defined herein, terms defined in Article 9 of the Code are used herein as therein defined. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be interpreted in such manner as to be ineffective or invalid under applicable law, such provision shall be ineffective or invalid only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

               20. Definitions.  Capitalized terms used herein and not
                   -----------
otherwise defined herein shall have the meaning given such terms in the Merger Agreement. The singular shall include the plural and vice versa and any gender shall include any other gender as the text shall indicate.

               21. Section Headings.  The section headings herein are for
                   ----------------
convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

               IN WITNESS WHEREOF, the Pledgor and CHE have each caused this Agreement to be duly executed and delivered as of the date first above written.

                                     "Pledgor"

                                     PARADISE BAKERY, INC.,
                                     a Delaware corporation

                                     By:   _______________________________

                                           Its:___________________________


                                     "CHE"

                                     CHART HOUSE ENTERPRISES, INC.,
                                     a Delaware corporation

                                     By:   ________________________________

                                           Its:____________________________

                                  SCHEDULE I
                                  ----------

                                 PLEDGED NOTES
                                 -------------





                                                               ORIGINAL PRINCIPAL
                                                               ------------------
         OBLIGOR                  DESCRIPTION OF NOTE            AMOUNT OF NOTE
         -------                  -------------------            --------------

Founders Venture, Inc.     Promissory Note dated May 8,             550,000
                           1992, in favor of Paradise
                           Bakery, Inc. ("PBI")

Tom S. and                 Promissory Note dated June 18,           570,000
Shahrooz Noubari           1992, in favor of PBI


JMB Holding Corporation    Promissory Note dated                    450,000
                           October 16, 1992, in favor of
                           PBI

Torrey Point, Inc.         Promissory Note dated March 1,           203,283
                           1993, in favor of PBI

                                  SCHEDULE II
                                  -----------

                     COLLATERAL SECURITY OF PLEDGED NOTES
                     ------------------------------------



                         [INFORMATION TO BE SUPPLIED]

                                   EXHIBIT E

                       UNCONDITIONAL GUARANTY OF PAYMENT
                       ---------------------------------



               THIS UNCONDITIONAL GUARANTY OF PAYMENT (this "Guaranty"), made as of _____________, 1995, by Clucker's Wood Roasted Chicken, Inc., a Florida corporation ("Guarantor"), whose address is 11900 Biscayne Boulevard, Suite 509, Miami, Florida 33181 in favor of Chart House Enterprises, Inc., a Delaware corporation, whose address is 115 South Acacia Avenue, Solana Beach, California 92075 ("CHE").


                              W I T N E S S E T H:
                              -------------------


               WHEREAS, pursuant to an Agreement and Plan of Reorganization (the "Merger Agreement") among Guarantor; Paradise Acquisition Corporation, a Florida corporation ("PAC"); Paradise Bakery, Inc., a Delaware corporation ("Paradise"); and CHE, PAC has been merged with and into Paradise and in connection therewith Paradise has executed and delivered a promissory note of even date herewith (the "Note") in favor of CHE;

               WHEREAS, the Note is secured by a Pledge and Security Agreement with respect to various promissory notes in favor of Paradise from certain of its franchisees (the "Franchisee Notes") (the Note, the Pledge and Security Agreement, the Franchisee Notes, the Merger Agreement and such other documents and instruments, as the same may from time to time be amended, consolidated, renewed or replaced, being collectively referred to herein as the "Loan Documents");

               WHEREAS, as a condition to entering into the Merger Agreement and accepting the Note from Paradise, CHE has required that Guarantor guarantee to CHE payment by Paradise under the Loan Documents; and

               WHEREAS, Guarantor is the sole shareholder of Paradise, the acceptance of the Note from Paradise in favor of CHE is of substantial benefit to Guarantor and, therefore, Guarantor desires to guarantee to CHE payment by Paradise under the Note and the Loan Documents.

               NOW, THEREFORE, to induce CHE to accept the Note from Paradise and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby covenants and agrees for the benefit of CHE, as follows:

               1.  Guarantees.
                   ----------

               (a)  Guaranty of Payment. Guarantor does hereby unconditionally
                    -------------------
guarantee to CHE the full and prompt payment of the Note when due, whether by acceleration or otherwise, with such interest as may accrue thereon as may be due in connection therewith, either before or after maturity thereof.

               (b)  Guaranty of Performance.  Guarantor does hereby
                    -----------------------
unconditionally guarantee to CHE the full and prompt payment of any and all obligations whatsoever of Paradise to CHE under the terms of the Note and any other Loan Documents, whether such obligations now exist or arise hereafter.

               (c)  Guarantor Obligations.  Guarantor does hereby agree that if
                    ---------------------
the Note is not paid by Paradise in accordance with its terms for any reason whatsoever, or if any and all sums which are now or may hereafter become due from Paradise to CHE under the Loan Documents are not paid by Paradise in accordance with their terms for any reason whatsoever, Guarantor will immediately make such payments upon notice to Guarantor from CHE. Guarantor further agrees to pay CHE all expenses (including, without limitation, reasonable attorneys' fees) paid or incurred by CHE in endeavoring to collect all or any portion of the indebtedness evidenced by the Note, to enforce any other obligations guaranteed hereby, or to enforce this Guaranty.

               (d)  Loan Documents.  The provisions of this Guaranty shall
                    --------------
extend and be applicable to all renewals, replacements, amendments, extensions, consolidations and modifications of the Loan Documents, and any and all references herein to the Loan Documents or any of them shall be deemed to include any such renewals, replacements, amendments, extensions, consolidations or modifications thereof.

               (e)  Liability of Guarantor.  This is a guaranty of payment and
                    ----------------------
not of collection. The liability of Guarantor under this Guaranty shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against Paradise or any other person (including, without limitation, other guarantors, if any), nor against any other property (whether real or personal), rights, estates and interests now or at any time hereafter securing the payment of the Indebtedness and/or the other payment obligations of Paradise under the Loan Documents whether held by CHE or by any person or entity on CHE's behalf or for CHE's account (the "Collateral"). Guarantor waives any right to require that an action be brought against Paradise or any other person or to require that resort be had to any Collateral. In the event, on account of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, Paradise shall be relieved of or fail to incur any payment obligation as provided in the Loan Documents, Guarantor shall nevertheless be fully liable therefor. In the event of a default under the Loan Documents which is not cured within any applicable grace or cure period, CHE shall have the right to enforce its rights, powers and remedies (including, without limitation, foreclosure of all or any portion of the Collateral) thereunder or hereunder, in any order, and all rights, powers and remedies available to CHE in such event shall be nonexclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity. If the indebtedness and obligations guaranteed hereby are partially paid or discharged by reason of the exercise of any of the remedies available to CHE, this Guaranty shall nevertheless remain in full force and effect, and Guarantor shall remain liable for all remaining indebtedness and obligations guaranteed hereby, even though any rights which Guarantor may have against Paradise may be destroyed or diminished by the exercise of any such remedy; and if the indebtedness and obligations guaranteed hereby are otherwise partially paid or discharged for any reason, including voluntary payment or prepayment, this Guaranty shall nevertheless remain in full force and effect, and Guarantor shall remain liable for all remaining indebtedness and payment obligations guaranteed hereby.

               2.  Reinstatement of Obligations.  If at any time all or any part
                   ----------------------------
of any payment made by Guarantor or received by CHE from Guarantor under or with respect to this Guaranty is or must be rescinded or returned for any reason whatsoever (including, but not limited to, the insolvency, bankruptcy or reorganization of Guarantor or Paradise), then the obligations of Guarantor hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence, notwithstanding such previous payment made by Guarantor, or receipt of payment by CHE, and the obligations of Guarantor hereunder shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment by Guarantor had never been made.

               3.  Waivers by Guarantor.  To the extent permitted by law,
                   --------------------
Guarantor hereby waives and agrees not to assert or take advantage of (as a defense or otherwise):

               (a) Any right to require CHE to proceed against Paradise or any other person or to proceed against or exhaust any security held by CHE at any time or to pursue any other remedy in CHE's power or under any other agreement before proceeding against Guarantor hereunder;

               (b) Any defense that may arise by reason of lack of authority of any person or persons or the failure of CHE to file or enforce a claim against any other person or persons;

               (c) Demand, presentment for payment, notice of nonpayment, protest, notice of protest and notice of any action or non-action on the part of Paradise, CHE, any endorser or creditor of Paradise or of Guarantor or on the part of any other person whomsoever under this or any other instrument in connection with any payment obligation or evidence of indebtedness of Paradise held by CHE, or the lack of any thereof;

               (d)  Any defense based upon an election of remedies by CHE;

               (e) Any right or claim or right to cause a marshalling of the assets of Guarantor;

               (f) Any duty on the part of CHE to disclose to Guarantor any facts CHE may now or hereafter know about Paradise, regardless of whether CHE has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of Paradise and of any and all circumstances bearing on the risk that liability may be incurred by Guarantor hereunder;

               (g) Any lack of notice of disposition or of manner of disposition of any Collateral;

               (h) Failure to properly record any document or any other lack of due diligence by CHE in collection, protection or realization upon any Collateral or in obtaining reimbursement or performance from any person or entity now or hereafter liable for the Loan Documents or any payment obligation secured thereby;

               (i) Any sale or assignment by Paradise of the Collateral, or any portion thereof or interest therein, whether or not consented to by CHE;

               (j) Any lack of commercial reasonableness in dealing with any of the Collateral except with respect to CHE's possession of the Franchisee Notes which shall be maintained in a commercially reasonably manner;

               (k) An assertion or claim that the automatic stay provided by 11 U.S.C. (S)362 (arising upon the voluntary or involuntary bankruptcy proceeding of Paradise) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of CHE to enforce any of its rights, whether now or hereafter required, which CHE may have against Guarantor or the Collateral;

               (l) Any modifications of the Loan Documents or any obligation of Paradise relating to the Note by operation of law or by action of any court, whether pursuant to the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise;

               (m) The release of Paradise or of any other person or entity from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law;

               (n) Any action, occurrence, event or matter consented to by Guarantor under Section 4(d) hereof, under any other provision hereof, or otherwise.

               4.   General Provisions.
                    ------------------

               (a)  Survival.  This Guaranty shall be deemed to be continuing in
                    --------
nature and shall remain in full force and effect and shall survive the exercise of any remedy by CHE under the Collateral or any of the other Loan Documents.

               (b)  Subordination; No Recourse Against CHE.  Guarantor hereby
                    --------------------------------------
subordinates any and all indebtedness of Paradise now or hereafter owed to Guarantor to all indebtedness of Paradise to CHE, and agrees with CHE that Guarantor shall not claim any offset or other reduction of Guarantor's obligations hereunder because of any such indebtedness and shall not take any action to obtain any of the Collateral. Further, Guarantor shall not have any right of recourse against CHE by reason of any action CHE may take or omit to take under the provisions of this Guaranty or under the provisions of any of the Loan Documents.

               (c)  Rights Cumulative.  CHE's rights under this Guaranty shall
                    -----------------
be in addition to all rights of CHE under the Note and the other Loan Documents.

               (d)  Consents.  Guarantor hereby consents and agrees that CHE may
                    --------
at any time, and from time to time, without notice to or further consent from Guarantor, either with or without consideration: release and surrender the Collateral or any portion thereof; substitute for any Collateral held by or on behalf of CHE other collateral of like kind, or of any kind; agree to modify the terms of any one or more of the Loan Documents; extend or renew the Note for any period; grant releases, compromises and indulgences with respect to any one or more of the Loan Documents and to any persons or entities now or hereafter liable thereunder or hereunder; release any other guarantor or endorser of or other person or entity liable upon the Note or any other of the Loan Documents, other than the Franchisee Notes; or take or fail to take any action of any type whatsoever. No such action which CHE shall take or fail to take in connection with the Loan Documents or any Collateral, nor any course of dealing with Paradise or any other person, shall limit, impair or release Guarantor's obligations hereunder, affect this Guaranty in any way or afford Guarantor any recourse against CHE. Nothing contained in this section shall be construed to require CHE to take or refrain from taking any action referred to herein.

               (f)  Entire Agreement; Amendment; Severability.  This Guaranty
                    -----------------------------------------
contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements, whether written or oral, between the parties respecting such matters; and Guarantor and CHE acknowledge that there are no contemporaneous oral agreements with respect to the subject matter hereof. This Guaranty may not be changed, modified or amended, except by a writing executed by the parties hereto; and no obligation of Guarantor can be released or waived by CHE or any agent of CHE, except by a writing duly executed by CHE. A determination that any provision of this Guaranty is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Guaranty to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

               (g)  Governing Law; Binding Effect; Assignment; Waiver of
                    ----------------------------------------------------
Acceptance. This Guaranty shall be governed by and construed in accordance with
----------
the laws of the State of California, except to the extent that the applicability of any of such laws may now or hereafter be preempted by Federal law, in which case such Federal law shall so govern and be controlling. The provisions of this Guaranty shall be binding upon Guarantor and the successors and assigns of Guarantor and shall inure to the benefit of CHE and the successors and assigns of CHE. This Guaranty shall in no event be impaired by any change which may arise by reason of the dissolution of Paradise or Guarantor. This Guaranty is assignable by CHE upon prior written notice to Guarantor, and any full or partial assignment hereof by CHE shall operate to vest in the assignee all rights and powers herein conferred upon and granted to CHE and so assigned by CHE. Notwithstanding the foregoing, Guarantor shall not assign any of its rights or obligations under this Guaranty. Guarantor hereby waives any acceptance of this Guaranty by CHE, and this Guaranty shall immediately be binding upon Guarantor.

               (h)  Notice. All notices, demands, requests or other
                    ------
communications to be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with Federal Express or another reputable private courier service for next business day delivery to the intended addressee at its address set forth on the first page of this Guaranty or at such other address as may be designated by such party as herein provided, or by depositing the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the intended addressee at its address set forth on the first page of this Guaranty or at such other address as may be designated by such party as herein provided. All notices, demands and requests shall be effective upon such personal delivery, or one (1) business day after being deposited with the private courier service, or five (5) business days after being deposited in the United States mail as required above. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto at least fifteen (15) days' prior written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

               (i)  No Waiver; Time of Essence; Business Day.  The failure of
                    ----------------------------------------
any party hereto to enforce any right or remedy hereunder, or to promptly enforce any such right or remedy, shall not constitute a waiver thereof nor give rise to any estoppel against such party nor excuse any of the parties hereto from their respective obligations hereunder. Any waiver of such right or remedy must be in writing and signed by the party to be bound. This Guaranty is subject to enforcement at law or in equity, including actions for damages or specific performance. Time is of the essence hereof. The term "business day" as used herein shall mean a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in New York, New York are authorized by law to be closed.

               (j)  Captions for Convenience; Pronouns.  The captions and
                    ----------------------------------
headings of the sections and paragraphs of this Guaranty are for convenience of reference only and shall not be construed in interpreting the provisions hereof. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; and the singular shall include the plural and vice versa.

               (k)  Attorneys' Fees.  In the event it is necessary for CHE to
                    ---------------
retain the services of an attorney or any other consultants in order to enforce this Guaranty, or any portion thereof, Guarantor agrees to pay to CHE any and all reasonable costs and expenses, including, without limitation, attorneys' fees, incurred by CHE as a result thereof and such reasonable costs, fees and expenses shall be payable to CHE upon demand.

               (l)  Successive Actions.  A separate right of action hereunder
                    ------------------
shall arise each time CHE acquires knowledge of any failure of payment guaranteed by Guarantor under this Guaranty. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and Guarantor hereby waives and covenants not to assert any defense in the nature of splitting of causes of action or merger of judgments.

               (m)  WAIVER OF JURY TRIAL. GUARANTOR, TO THE FULL EXTENT
                    --------------------
PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY

JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS GUARANTY OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR GUARANTOR, OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR GUARANTOR, IN EACH OR THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

               (n)  Waiver by Guarantor.  Guarantor covenants and agrees that,
                    -------------------
upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Paradise, Guarantor shall not seek or cause Paradise or any other person or entity to seek a supplemental stay or other relief, whether injunctive or otherwise, pursuant to 11 U.S.C. (S)105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law, (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of CHE to enforce any rights of CHE against Guarantor or the Collateral by virtue of this Guaranty or otherwise.

               IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

                                      CLUCKER'S WOOD ROASTED CHICKEN, INC.,
                                      a Florida corporation


                                      By:__________________________________
                                          Gregory G. Dollarhyde, President

                                   EXHIBIT F

                           NONCOMPETITION AGREEMENT
                           ------------------------

     THIS NONCOMPETITION AGREEMENT (the "Agreement") is made and entered into as of the _____ day of __________, 1995 (the "Effective Date"), between CLUCKER'S WOOD ROASTED CHICKEN, INC., a Florida corporation (the "Company"), whose address is 11900 Biscayne Boulevard, Suite 509, North Miami,Florida 33181; and CHART HOUSE ENTERPRISES, INC., a Delaware corporation (the "Seller"), whose address is 115 South Acacia Avenue, Solana Beach, California 92075.

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company is acquiring from the Seller Paradise Bakery, Inc., a Delaware corporation ("Paradise Bakery"), which operates and franchises retail bakeries and bakery cafes; and

     WHEREAS, the Seller, by virtue of the Seller's ownership of Paradise Bakery, is familiar with the trade secrets and other confidential information pertaining to Paradise Bakery's business, including Paradise Bakery's client base;

     NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and the Seller do hereby agree as follows:


     1. COVENANT NOT TO COMPETE. The Seller acknowledges and recognizes that Paradise Bakery's business is highly competitive and that the goodwill and continued patronage of Paradise Bakery's customers constitute a substantial asset of Paradise Bakery, having been acquired through considerable time, money and effort. Accordingly, in consideration of the acquisition by the Company of Paradise Bakery (the "Paradise Bakery Acquisition"), the Seller agrees to the following:

          (a) That during the Restricted Period (as defined herein) and within the Restricted Area (as defined herein), the Seller or any of the Seller's Affiliates (as defined herein) will not, individually or in conjunction with others, directly or indirectly, engage in any Business Activities (as hereinafter defined), whether as an employer, partner, independent contractor, investor (other than as a holder of less than 5% of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or otherwise. For these purposes, the term "Affiliate" shall mean any of the Seller's subsidiaries, whether now in existence or subsequently acquired or formed during the Restricted Period, and any executive officer of Seller or any such subsidiary.

          (b) That during the Restricted Period and within the Restricted Area, the Seller or any of the Seller's Affiliates will not, indirectly or directly, solicit, induce or influence any of the vendors or suppliers of Paradise Bakery at the time of the Paradise Bakery Acquisition to discontinue or reduce the extent of such relationship with Paradise Bakery.

          (c) That during the Restricted Period and within the Restricted Area, the Seller or any of the Seller's Affiliates will not (1) directly or indirectly recruit, solicit or otherwise influence any employee or agent of Paradise Bakery to discontinue such employment or agency relationship with Paradise Bakery, or
(2) for a period of 90 calendar days after the Effective Date, employ or seek to employ, or cause or permit any business that competes directly or indirectly with the Business Activities of Paradise Bakery (the "Competitive Business") to employ or seek to employ for any Competitive Business any person who is then (or was at any time within six (6) months prior to the date Seller or the Competitive Business employs or seeks to employ such person) employed at the Effective Date by Paradise Bakery as a manager or supervisor of any of Paradise Bakery's company-owned stores.

          (d) That during the Restricted Period, the Seller or any of the Seller's Affiliates will not interfere with, disrupt or attempt to disrupt any past or present relationship, contractual or otherwise, between Paradise Bakery and any of its vendors, suppliers, employees or agents.


     2. NON-DISCLOSURE OF INFORMATION. The Seller acknowledges that Paradise Bakery's trade secrets, private or secret processes, methods and ideas, as they exist from time to time; customer lists and information concerning Paradise Bakery's products, services, training methods, development, technical information, marketing activities and procedures; and credit and financial data concerning Paradise Bakery's vendors and suppliers (the "Proprietary Information") are valuable, special and unique assets of Paradise Bakery. In light of the highly competitive nature of Paradise Bakery's business, the Seller agrees that all Proprietary Information heretofore obtained by the Seller or any of the Seller's Affiliates as a result of their respective association with Paradise Bakery shall be considered confidential.

     In recognition of this fact, the Seller agrees that the Seller or any of its Affiliates will not use or disclose any such Proprietary Information for the Seller's own purposes or for the benefit of any person or other entity or organization (except Paradise Bakery, or with the prior written consent of Paradise Bakery, the franchisees of Paradise Bakery) under any circumstances unless such Proprietary Information has been publicly disclosed generally or, unless upon written advice of legal counsel reasonably satisfactory to the Company, the Seller or any of the Seller's Affiliates is legally required to disclose such Proprietary Information. Documents (as hereinafter defined) of Paradise Bakery that have come into the possession of the Seller or any of its Affiliates during the Seller's ownership of Paradise Bakery are and remain the property of Paradise Bakery, and such Documents shall be returned to Paradise Bakery; provided, however, that, to the extent that Solana Beach Baking Company, a wholly-owned subsidiary of the Seller ("SBBC"), needs to use any of such Documents in order to supply proprietary bakery goods of Paradise to Paradise and the franchisees of Paradise, then SBBC may retain such Documents for such purposes so long as it is supplying proprietary bakery goods of Paradise to Paradise and the franchisees of Paradise.


     3. DOCUMENTS. "Documents" shall mean all original written, recorded, or graphic matters whatsoever, and any and all copies thereof, including, but not limited to: papers; books; records; tangible things; correspondence; telex messages; memoranda; work-papers; reports; statements; summaries; analyses; evaluations; client records and information; agreements; agendas; advertisements; manuals; brochures; publications; directories; industry lists; schedules; price lists; client lists; statistical records; training manuals; computer printouts, software and hardware; books of account, records and invoices reflecting business operations; and all things similar to any of the foregoing however denominated. In all cases where originals are not available, the term "Documents" shall also mean identical copies of original documents or non-identical copies thereof.


     4. RESTRICTIVE PERIOD. The "Restrictive Period" shall be deemed to be the period of five years following the Effective Date.


     5. RESTRICTED AREA. The "Restricted Area" shall be deemed to mean the United States of America.


     6.   BUSINESS ACTIVITIES. "Business Activities" shall be deemed to include
(a) the retail bakery business other than (i) the retail sale of bakery goods incidental to the restaurant businesses of the Seller or any of its Affiliates;
(ii) the retail sale of bakery goods incidental to SBBC's wholesale bakery business to customers who purchase those goods directly from the wholesale bakery facility that produces those goods at the physical location of such facility, which does not have any retail selling space and has not engaged in any generic advertising in order to obtain such incidental retail sales; and
(iii) the acquisition by the Seller or any of its Affiliates of another restaurant business that engages in the retail sale of bakery goods incidental to its primary restaurant business and (b) the sale, whether retail or wholesale, to any person other than Paradise Bakery or the franchisees of Paradise Bakery, by the Seller, SBBC or any of the Seller's other Affiliates of any bakery products of Paradise Bakery (the "Protected Products") utilizing the identical ingredients and methods of preparation as are set forth in the Paradise Bakery Baked Goods Food Prep Guide as in effect on the Effective Date (the "Food Prep Guide").


     7. SBBC STARBUCKS ACCOUNT. SBBC presently sells certain baked goods to Starbucks Coffee Company ("Starbucks") for resale by Starbucks to its retail customers, including baked goods such as cookies, muffins, brownies and cinnamon rolls that are similar to the Paradise Bakery baked goods listed in the Food Prep Guide, but that differ in ingredients or recipes in one or more respects. Nothing in this Agreement shall restrict SBBC from continuing to sell those baked goods or others baked goods to Starbucks, provided that the baked goods differ from the Protected Products in ingredients or recipes in one or more respects.


     8. COVENANTS AS ESSENTIAL ELEMENTS OF THIS AGREEMENT. It is understood by and between the parties hereto that the foregoing covenants by Seller contained in Paragraphs 1 and 2 of this Agreement shall be construed to be agreements independent of any other element of the Seller's sale of Paradise Bakery to the Company. The existence of any other claim or cause of action, whether predicated on any other provision in this Agreement, or otherwise, as a result of the Seller's sale of Paradise Bakery to the Company shall not constitute a defense to the enforcement of the covenants in this Agreement against the Seller or any of its Affiliates.


     9.   REMEDIES.

          (a) The Seller acknowledges and agrees that the Company's remedy at law for a breach or threatened breach of any of the provisions of Paragraphs 1 or 2 herein would be inadequate and the breach shall be per se deemed as causing irreparable harm to the Company. In recognition of this fact, in the event of a breach by the Seller of any of the provisions of Paragraphs 1 or 2, the Seller agrees that, in addition to any remedy at law available to the Company, including, but not limited to monetary damages, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy that may then be available to the Company.

          (b) The Seller acknowledges that the granting of a temporary injunction, temporary restraining order or permanent injunction merely prohibiting the use of Proprietary Information would not be an adequate remedy upon breach or threatened breach of Paragraph 2 and consequently agrees, upon proof of any such breach, to the granting of injunctive relief prohibiting violation of the terms of this Agreement. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach.


     10.  MISCELLANEOUS.

          (a) NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or sent by overnight delivery, confirmed telecopy (with confirmation by prepaid first-class mail delivery) or prepaid first-class registered or certified mail, return receipt requested, to the following addresses, or such other addresses as are given to the other parties to this Agreement in the manner set forth herein:

          If to the Company, to:

               Clucker's Wood Roasted Chicken, Inc.
               11900 Biscayne Boulevard, Suite 509
               North Miami, Florida 33181
               Attn.: Ronald T. Linares
               Telephone Number:   (305) 899-2585
               Telecopier Number:  (305) 899-2875

          with courtesy copies to:

               Clucker's Wood Roasted Chicken, Inc.
               899 W. Cypress Creek Road, Suite 500
               Fort Lauderdale, Florida 33309
               Attn.:  Gregory G. Dollarhyde
               Telephone Number:  (305) 938-0330
               Telecopier Number: (305) 938-2877

               William C. Phillippi, P.A.
               Broad and Cassel
               Miami Center, Suite 3000
               201 S. Biscayne Boulevard
               Miami, Florida 33131
               Telephone Number:   (305) 373-9400
               Telecopier Number:  (305) 373-9493

          If to the Seller, to:

               Chart House Enterprises, Inc.
               115 South Acacia Avenue
               Solana Beach, California  92075
               Attn.:  William R. Kuntz, Jr., Esq.
               Telephone Number:   (619) 755-8281
               Telecopier Number:  (619) 481-0693

          with a courtesy copy to:

               Joe M. Davidson, Esq.
               Allen, Matkins, Leck, Gamble & Mallory
               501 West Broadway, Suite 900
               San Diego, California  92101
               Telephone Number:   (619) 233-1155
               Telecopier Number:  (619) 233-1158


          (b) FURTHER ASSURANCES. At any time, and from time to time, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Agreement.

          (c) COSTS AND EXPENSES. Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

          (d)  TIME. Time is of the essence.

          (e) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. It supersedes all prior negotiations, letters and understandings relating to the subject matter hereof.

          (f) AMENDMENT. This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

          (g) CHOICE OF LAW. This Agreement will be interpreted, construed and enforced in accordance with the laws of the State of Florida with respect to all jurisdictions other than the State of California, where it shall be interpreted, construed and enforced in accordance with the laws of the State of California.

          (h) HEADINGS. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (i) PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.

          (j) CONSTRUCTION. The parties hereto and their respective legal counsel participated in the preparation of this Agreement; therefore, this Agreement shall be construed neither against nor in favor of any of the parties hereto, but rather in accordance with the fair meaning thereof.

          (k) EFFECT OF WAIVER. The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

          (l) SEVERABILITY. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein. If any court determines that any provision of Section 1 or 2 hereof is unenforceable because of the duration or scope of such provision, such court shall have the power to reduce the scope or duration of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

          (m) ENFORCEMENT. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs.

          (n) BINDING NATURE. This Agreement will be binding upon and will inure to the benefit of any successor or successors of the parties hereto.

          (o) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf by its officers thereunto duly authorized as of the date first written above.


                                               CLUCKER'S WOOD ROASTED CHICKEN,
                                               INC., a Florida corporation


                                               By:____________________________
                                                   Gregory G. Dollarhyde,
                                                   President



                                               CHART HOUSE ENTERPRISES, INC., a
                                               Delaware corporation


                                               By:____________________________
                                                   John Creed, Chairman

            FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION
            -------------------------------------------------------



     THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION (the "Amendment") is made and entered into this 6th day of September, 1995 by and among CLUCKER'S WOOD ROASTED CHICKEN, INC., a Florida corporation ("Clucker's"); PARADISE ACQUISITION CORP., a Florida corporation wholly owned by Clucker's ("PAC"); CHART HOUSE ENTERPRISES, INC., a Delaware corporation ("Chart House"), and PARADISE BAKERY, INC., a Delaware corporation wholly-owned by Chart House ("Paradise").

     WHEREAS, Clucker's, PAC, Chart House and Paradise (collectively, the "Parties") are the parties to that certain Agreement and Plan of Reorganization (the "Agreement") dated as of July 7, 1995, with respect to the acquisition by Clucker's of Paradise; and

     WHEREAS, by a Consent to Extension of Closing Date dated August 3, 1995, the Parties extended the "Closing Date," as defined in the Agreement, to September 8, 1995; and

     WHEREAS, Clucker's and PAC have requested further extension of the Closing Date on the terms and conditions of this Amendment; and

     WHEREAS, Chart House and Paradise are willing to grant further extension of the Closing Date on the terms and conditions of this Amendment;


     NOW, THEREFORE, the Parties agree as follows:


     1. The second sentence of (S)2(a) of the Agreement is hereby replaced in its entirety by the following:

     "On September 8, 1995, Clucker's shall deliver to Chart House's attorney, Allen, Matkins, Leck, Gamble & Mallory, as escrow agent, the additional amount of $50,000 (together with accrued interest thereon, the "Additional Deposit," and together with the Deposit, the "Total Deposit"). On the same date, $100,000 of the Total Deposit shall be paid to Chart House. The Total Deposit shall be credited at Closing against the cash payment required to be paid by Clucker's to Chart House pursuant to (S)2(c) hereof. In the event that the Closing does not occur, Chart House shall retain the Total Deposit as liquidated damages."

     2. The first sentence of (S)2(d) of the Agreement is hereby replaced in its entirety by the following:

               "(d) CLOSING. The Closing of the transactions contemplated herein (the "Closing") shall be held at the offices of Broad and Cassel, 201 S. Biscayne Boulevard, Suite 3000, Miami, Florida, on September 29, 1995, or no later than the fourth business day thereafter, to be effective as of the close of business on September 30, 1995, beginning at 10:00 a.m. local time (the "Closing Date"), subject to the following three successive options to extend the Closing Date by one month each, at the sole discretion of Clucker's. If Clucker's gives Chart House written notice of its exercise of the first option to extend on or before September 22, 1995, and pays Chart House an extension fee of $50,000 in immediately available funds on or before September 29, 1995, then the Closing Date shall be extended to October 31, 1995, or no later than the fourth business day thereafter, to be effective as of the close of business on October 31, 1995. If Clucker's gives Chart House written notice of its exercise of the second option to extend on or before October 24, 1995, and pays Chart House an extension fee of $50,000 in immediately available funds on or before October 30, 1995, then the Closing Date shall be extended to November 30, 1995, or no later than the fourth business day thereafter, to be effective as of the close of business on November 30, 1995. If Clucker's gives Chart House written notice of its exercise of the third option to extend on or before November 22, 1995, and pays Chart House an extension fee of $50,000 in immediately available funds on or before November 29, 1995, then the Closing Date shall be extended to December 29, 1995, to be effective as of the close of business on December 31, 1995. Each exercise by Clucker's of an option to extend shall increase the Cash Payment by $50,000. Each extension fee paid by Clucker's shall be credited against the Cash Payment at the Closing. In the event that the Closing does not occur, Chart House shall retain the paid extension fees as additional liquidated damages."


     3. (S)(S)9(a)(3) and 9(a)(4) of the Agreement are hereby amended by substituting the date of December 29, 1995, for the phrase "the 90th day following the date of this Agreement" and by changing the respective references to (S)6(a) and (S)6(b) of the Agreement therein to respective references to
(S)7(a) and (S)7(b) of the Agreement.


     4. (S)9(b) of the Agreement is hereby amended by deleting the language ", except that, if Chart House terminates this Agreement pursuant to the provisions of either (S)9(a)(2) or (4), then Chart House shall be paid the Deposit as liquidated damages."


     5. Except as amended hereby, the terms and conditions of the Agreement shall remain the same and in full force and effect.


     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed on its behalf by its officers thereunto duly authorized as of the date first above written.


                                      CLUCKER'S WOOD ROASTED CHICKEN,
                                      INC., a Florida corporation


                                      By:_________________________________
                                         Gregory G. Dollarhyde,
                                         President



                                      PARADISE ACQUISITION CORP., a
                                      Florida corporation


                                      By:_________________________________
                                         Gregory G. Dollarhyde,
                                         President

                                      CHART HOUSE ENTERPRISES, INC., a
                                      Delaware corporation


                                      By:_________________________________
                                         John Creed, Chairman



                                      PARADISE BAKERY, INC., a
                                      Delaware corporation


                                      By:_________________________________
                                         John Creed, Chairman

           SECOND AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION
           --------------------------------------------------------


     THIS SECOND AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION (the "Second Amendment") is made and entered into this 2nd day of November, 1995, by and among FOODQUEST, INC., formerly known as CLUCKER'S WOOD ROASTED CHICKEN, INC., a Florida corporation ("FOODQUEST"); PARADISE ACQUISITION CORP., a Florida corporation wholly owned by FOODQUEST ("PAC"); CHART HOUSE ENTERPRISES, INC., a Delaware corporation ("Chart House"), and PARADISE BAKERY, INC., a Delaware corporation wholly-owned by Chart House ("Paradise").

     WHEREAS, FOODQUEST, PAC, Chart House and Paradise (collectively, the "Parties") are the parties to that certain Agreement and Plan of Reorganization dated as of July 7, 1995, as previously amended by that certain First Amendment to Agreement and Plan of Reorganization dated September 6, 1995 (the "First Amendment"), with respect to the acquisition by FOODQUEST of Paradise (collectively, the "Agreement"); and

     WHEREAS, by a letter notice dated September 22, 1995, FOODQUEST extended the "Closing Date," as defined in the Agreement, to no later than November 6, 1995; AND

     WHEREAS, FOODQUEST and PAC have requested further extension of the Closing Date on the terms and conditions of this Second Amendment; and

     WHEREAS, Chart House and Paradise are willing to grant further extension of the Closing Date on the terms and conditions of this Second Amendment;

     NOW THEREFORE, the Parties agree as follows:

     1. S2(c) of the Agreement, as amended by the First Amendment, is hereby replaced in its entirety by the following:

          "(c) CONVERSION OF SHARES. As specified in the Merger Agreement, on the Effective Date, by virtue of the Merger and without any further action on the part of any of the Parties, (a) each share of PAC Common Stock outstanding on the Effective Date shall, by virtue of the Merger and without any action on the part of FOODQUEST, continue without change as a share of the common stock of the surviving corporation, and (b) all of the outstanding shares of Paradise Common Stock owned by Chart House immediately prior to the Merger (the "Canceled Shares") shall be canceled, shall cease to exist and shall be converted into the right to receive (x) cash (the "Cash Payment") in the amount of $5,130,000, plus the amount of any extension fee payable pursuant to (S)2(d) below, which sum includes the amount of the Total Deposit on the Effective Date and reflects a credit to FOODQUEST of $20,000 for inventory writedowns taken or to be taken from the amount reflected on the Most Recent Balance Sheet pursuant to the mutual agreement of FOODQUEST and Chart House; (y) a promissory note (the "Note") from Paradise in substantially the form of Exhibit "C" attached hereto and made a part hereof in an original principal amount equal to the sum of (i) the aggregate unpaid principal balance at the Effective Date of those certain purchase-money notes from certain franchisees (Tom and Shahrooz Noubari, JMB Holding Corporation, and Torrey Point, Inc.) to Paradise (the "Franchisee Notes"), which are expected to have an aggregate remaining principal balance of approximately $900,000 at the Effective Date, and (ii) $150,000 representing the amount in lieu of a franchisee note canceled by Paradise in connection with the purchase of the West Covina, California store from POP; which Note is to be secured by the Pledge and Security Agreement (the "Pledge Agreement") in substantially the form attached hereto as Exhibit "D" and guaranteed by FOODQUEST pursuant to an Unconditional Guaranty of Payment substantially in the form of Exhibit "E" attached hereto and made a part hereof (the "Guaranty"); and
(z) reimbursement by FOODQUEST to Chart House of up to $125,000 of the costs incurred in connection with the remodeling of Paradise's Santa Ana location (the "Santa Ana Reimbursement"), subject to FOODQUEST'S receipt of documentation reasonably satisfactory to it evidencing the payment by Chart House or Paradise of such costs.

     If Paradise's Cash Working Capital, as of October 31, 1995 (if the Closing Date occurs on or before November 7, 1995) or as of the Closing Date (if the Closing Date occurs after November 7, 1995), is more than $50,000 or less than $30,000 then the Cash Payment shall be increased by the excess, or decreased by the amount of the deficit, as the case may be.

     The Note shall (a) bear interest at the rate of 10% simple interest per annum, which Chart House represents to be equal to or less than the minimum blended interest rate payable pursuant to the Franchisee Notes; (b) be payable interest only for the first three years; (c) be payable thereafter in 8 equal quarterly payments of principal and interest; (d) be prepayable in whole or in part at any time without penalty; (e) be secured by the Franchisee Notes; and
(f) require, to the extent that FOODQUEST or Paradise receives any cash principal payment on any of the Franchisee Notes, a mandatory prepayment of a like amount of principal on the Note within 10 business days after such receipt; provided, however, that, if FOODQUEST or Paradise acquires, during the term of the Note, any Paradise franchisee that is an obligor on a Franchisee Note, Paradise shall make mandatory principal prepayments on the Note in the same amounts and on the same payment dates as such franchisee would have had to make principal payments on its Franchisee Note.

     Paradise has assigned all of its rights under a franchisee note receivable from Founders in the unpaid principal amount of $385,000 (the "Founders Note"), to Chart House, to be effective as of the Effective Date. If FOODQUEST enters into a definitive agreement to acquire Founders pursuant to the terms of that certain letter of intent between FOODQUEST, Founders and

Founders' shareholders dated May 26, 1995 (the "Founders' Definitive Agreement"), and then acquires Founders, Paradise shall assume the obligations of Founders to Chart House under the Founders Note, and the Founders Note will be secured by the Pledge Agreement and the Guaranty.

     FOODQUEST shall pay the Santa Ana Reimbursement to Chart House on January 15, 1996, in cash, by cashier's check or by wire transfer of funds. The amount of the Santa Ana Reimbursement actually paid shall be subject to offset, in whole or in part, by the aggregate amount, as of the scheduled date of payment, for which FOODQUEST is entitled to indemnification from Chart House pursuant to
Section 10 of this Agreement."

     2. (S)2(d) of the Agreement, as amended by the First Amendment, is hereby replaced in its entirety by the following:

     "(d) CLOSING. The Closing of the transactions contemplated herein (the "Closing") shall occur on or before November 7, 1995 (the "Closing Date"), subject to the option to extend the Closing Date by up to five business days (counting Saturday but not Sunday as a business day for this purpose) through Monday, November 13, 1995, at the sole discretion of FOODQUEST, upon the payment at the Closing of an extension fee of $5,000 per business day. If the Closing occurs on or before November 7, 1995, then the Closing shall be effective as of the close of business on October 31, 1995. If the Closing occurs on or before November 13, 1995, but after November 7, 1995, then the Closing shall be effective as of the close of business on the day on which the Closing occurs. Each additional business day after November 7, 1995, through the business day on which the Closing occurs, shall increase the Cash Payment by $5,000. Any extension fee paid by FOODQUEST prior to or at Closing shall be credited against the Cash Payment at the Closing. If the Closing does not occur before November 14, 1995, then (S)6(g) of the Agreement entitled "Exclusivity" shall be deleted from the Agreement, upon which deletion Chart House shall be free to deal with third parties interested in acquiring Paradise and enter into an agreement with any such third party for such acquisition; provided, however, that, if (w) FOODQUEST has paid Chart House an extension fee of $25,000 on or before November 13, 1995; (x) FOODQUEST is able to cause the Closing to occur on December 29, 1995, to be effective as of the close of business on December 31, 1995, on the terms and conditions of the Agreement as amended by the Second Amendment, plus an increase in the cash payment of an additional $100,000; (y) Chart House has not executed a binding definitive agreement for an alternative sale of Paradise on or before that date; and (z) FOODQUEST gives Chart House written notice on or before December 15, 1995, of FOODQUEST'S ability to close on that date, then Chart House shall sell Paradise to FOODQUEST on such date on the terms and conditions of the Agreement at the increased purchase price. In the event that the Closing does not occur by December 29, 1995, to be effective as of the close of business on December 31, 1995, Chart House shall retain all paid extension fees as additional liquidated damages."

     3.   (S)2 of the Agreement is hereby amended by adding the following clause
(f) at the end thereof:

     "(f) POST-CLOSING ADJUSTMENT. Within 10 days following the Closing Date, Chart House will prepare and submit to FOODQUEST a calculation of Paradise's Cash Working Capital as of October 31, 1995 (or as of the Closing Date if the Closing occurs after November 7, 1995) and a statement setting forth the amounts of any Paradise accounts payable or other obligations paid by Chart House for the account of Paradise and any Paradise accounts receivable or other amounts collected by Chart House for the account of Paradise, in each case with respect to the period following the effective date of the Closing, as determined pursuant to (S)2(d). The net amount shall be paid promptly by the appropriate Party and in any event not later than December 29, 1995."

     4. Except as amended hereby, the terms and conditions of the Agreement shall remain the same and in full force and effect.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed on its behalf by its officers thereunto duly authorized as of the date first above written.


                    FOODQUEST, INC.,
                    a Florida corporation

                    By:______________________________________
                         Gregory G. Dollarhyde, President


                    PARADISE ACQUISITION CORP.,
                    a Florida corporation

                    By:______________________________________
                         Gregory G. Dollarhyde, President


                    CHART HOUSE ENTERPRISES, INC.,
                    a Delaware corporation

                    By:______________________________________
                         Harold E. Gaubert, Jr., Vice President


                    PARADISE BAKERY, INC.,
                    a Delaware corporation


                    By:______________________________________
                         Harold E. Gaubert, Jr., Vice President